IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF MISSISSIPPI

In re:                                                                    )

                                                                            )

MISSISSIPPI CHEMICAL                                 )

            CORPORATION, et al.(1)                      )                CASE NO. 03-02984 WEE

                                                                             )                Chapter 11

                                    Debtors.                            )                Jointly Administered

______________________________________ )

DEBTORS' SECOND AMENDED

JOINT PLAN OF REORGANIZATION

James W. O'Mara, MS Bar No. 3929

Douglas C. Noble, MS Bar No. 10526

Christopher R. Maddux, MS Bar No. 100501

PHELPS DUNBAR LLP

111 East Capitol, Suite 600

Post Office Box 23066

Jackson, Mississippi 39225-3066

Telephone:        (601) 352-2300

Facsimile:         (601) 360-9777

www.phelpsdunbar.com

Counsel to Debtors and Debtors-in-Possession

MISSISSIPPI CHEMICAL CORPORATION, et al.

Dated:  October 22, 2004

_________________________

             (1)          The Debtors are the following entities: Mississippi Chemical Corporation; Mississippi Nitrogen, Inc.; MissChem Nitrogen, L.L.C.; Mississippi Chemical Company, L.P.; Mississippi Chemical Management Company; Mississippi Phosphates Corporation; Mississippi Potash, Inc.; Eddy Potash, Inc.; Triad Nitrogen, L.L.C.; and Melamine Chemicals, Inc.

ARTICLE 4.    IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS

ARTICLE 7.    PROVISIONS FOR RESOLUTION OF DISPUTED CLAIMS

EXHIBITS:

            "A"       Exit Facility commitment letter, dated June 23, 2004

            "B"       Management and Employee Severance and Incentive Program summary

            "C"       Replacement DIP Amendment Letter, dated August 6, 2004

            "D"       Terra Stock Purchase Agreement, dated August 6, 2004

Mississippi Chemical Corporation ("MCC"), Mississippi Nitrogen, Inc. ("MNI"), MissChem Nitrogen, L.L.C. ("MNLLC"), Mississippi Chemical Company, L.P. ("MCCLP"), Mississippi Chemical Management Company ("MCMC"), Mississippi Phosphates Corporation ("Phosphates"), Mississippi Potash, Inc. ("Potash"), Eddy Potash, Inc. ("Eddy"), Triad Nitrogen, L.L.C. ("TNLLC"), and Melamine Chemicals, Inc. ("Melamine"), the respective debtors and debtors-in-possession in the above styled and numbered jointly-administered chapter 11 reorganization case (collectively, the "Debtors" or "Debtors-in-Possession"), hereby propose the following Plan of Reorganization pursuant to chapter 11, Title 11 of the United States Code:

ARTICLE 1

DEFINED TERMS; RULES OF INTERPRETATION

     1.1.Defined Terms.  As used in the Plan, the following terms shall have the respective meanings specified below, unless the Plan provides or the context requires otherwise:

               (1)               "Administrative Expense Claim":  Any Claim constituting a cost or expense of administration of the Chapter 11 Case asserted under §§ 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the businesses of the Debtors-in-Possession, any indebtedness or obligations incurred or assumed by the Debtors-in-Possession in connection with the administration and implementation of the Plan, the administration, prosecution or defense of Claims by or against the Debtors and for distributions under the Plan, any Claims for compensation and reimbursement of expenses arising during the period from the Petition Date to the Effective Date or otherwise in accordance with the provisions of the Plan, and any fees or charges assessed against the Debtors' estates pursuant to 28 U.S.C. § 1930, but not including a Replacement DIP Claim.

               (2)               "Affiliate":  Any Entity that is an "affiliate" of the Debtors within the meaning of § 101(2) of the Bankruptcy Code.

               (3)               "Allowed" Claim or Interest: A Claim or Interest for which the Proof thereof is duly filed in accordance with Bankruptcy Code §§ 501 and 1111(a) and allowed pursuant to Bankruptcy Code § 502 after reduction of the amount of such Claim by any payments made on account of such Claim.

               (4)               "Ballot":  The form distributed to each holder of an impaired Claim or Interest that is entitled to vote to accept or reject the Plan on which is to be indicated (i) acceptance or rejection of the Plan, and (ii) any election which such holder may be entitled to make under the provisions of the Plan.

               (5)               "Bankruptcy Code":  Title 11 of the United States Code, as now in effect or as hereafter applicable to this Case.

               (6)               "Bankruptcy Court" or "Court":  The United States Bankruptcy Court for the Southern District of Mississippi.

               (7)               "Bankruptcy Rules":  The Federal Rules of Bankruptcy Procedure, as now in effect or as hereafter applicable to this Case, and the local rules of the Court as applicable to this Case.

               (8)               "Bar Date":  The deadline date by which a Proof of Claim was required to  be filed with the clerk of the Bankruptcy Court or the Disbursing Agent, being September 26, 2003 for all Creditors except a Governmental Unit, and November 11, 2003 for all Governmental Units.

               (9)               "Business Day":  Any day which is not a Saturday, a Sunday, or a legal holiday as defined in Bankruptcy Rule 9006(a).

               (10)           "Case" or "Chapter 11 Case":  This jointly-administered reorganization case commenced by MCC on the Petition Date and assigned Case No. 03-02984 WEE by the Bankruptcy Court, collectively with each of the other reorganization cases commenced by the other Debtors on the Petition Date and assigned their respective case numbers by the Bankruptcy Court.

               (11)           "Cash":  Lawful currency of the United States of America.

               (12)           "Causes of Action":  Any and all actions, causes of action, controversies, liabilities, obligations, rights, suits, damages, debts, dues, sums of money, accounts, judgments, claims and demands whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event, situation or circumstance occurring or existing prior to the Petition Date or during the course of the Case, including through the Effective Date.

               (13)           "Claim": The meaning set forth in Bankruptcy Code § 101(5), from or against any of the Debtors.

               (14)           "Committee": The Official Unsecured Creditors' Committee appointed in the Case by the U. S. Trustee on June 3, 2003, as originally constituted or as reconstituted thereafter.

               (15)           "Confirmation Hearing":  The hearing held by the Bankruptcy Court in accordance with Bankruptcy Code § 1128 to consider confirmation of this Plan.

               (16)           "Confirmation Order": The order of the Court confirming the Plan under Bankruptcy Code § 1129.

               (17)           "Covered Parties":  (i) All of the present or former officers, directors, employees, agents, advisors, attorneys and professional or other representatives, before or after the Petition Date up to and including the Effective Date, of any of the Debtors or Debtors in Possession, and (ii) the Replacement DIP Lenders, the Exit Lenders, the Committee, Terra and Terra Parent, the MCC Indenture Trustee and the Phosphates Indenture Trustee and any of their respective present or former members, officers, directors, employees, agents, advisors, attorneys and professionals or other representatives, before or after the Petition Date up to and including the Effective Date; provided, however, that the Committee and any of its present and former members, agents, advisors, attorneys and professionals or other representatives shall include before or after the Petition Date up to as specified in Section 13.15 of the Plan.

               (18)           "Disbursing Agent":    Bankruptcy Management Corporation, the notice, claims and balloting agent in the Cases.

               (19)           "Disclosure Statement":  The amended disclosure statement approved by the Court as containing adequate information concerning the Plan, in accordance with Bankruptcy Code § 1125.

               (20)           "Disputed" Claim or Interest: Any Claim or Interest (i) to which an objection is timely filed, or which is otherwise disputed, until such objection is resolved by Final Order, or (ii) which is listed as disputed, contingent or unliquidated on the schedules filed by the relevant Debtor in accordance with Bankruptcy Rule 1007.

               (21)           "Effective Date":  The second Business Day after which all of the conditions specified in Section 11.1 of the Plan have been satisfied or waived.

               (22)           "Executory Contract": Any "executory contract" or "unexpired lease" of any of the Debtors as such terms are used in Bankruptcy Code § 365.

               (23)           "Exit Facility": The revolving credit and term loan facility in the aggregate principal amount of $210,000,000 which may be provided by the Exit Lenders in the form of a revolving loan and a tranche A term loan to New MissChem and a tranche B term loan to Old MissChem, all in accordance with the commitment letter dated June 23, 2004, a copy of which is attached hereto as Exhibit "A".

               (24)           "Exit Lenders": Citicorp North America, Inc., Perry Principals Investments, LLC, and/or any other lenders providing all or part of the Exit Facility.

               (25)           "Final Order":  An order entered by the Bankruptcy Court in this Case that as not been reversed, modified, amended or stayed, and as to which the time for appeal or to seek review thereof has expired, and as to which no appeal, review or rehearing is pending, or if appealed, has not been stayed; provided, however, that the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

               (26)           Initial Distribution Record Date":  The Effective Date or such other date as shall be established by the Bankruptcy Court

               (27)           "Intercompany Claim":  Any Claim or Administrative Expense Claim between or among any of the Debtors.

               (28)           "IRB Unsecured Claim": Any Claim against the Phosphates-Debtor or any of the MCC-Debtors that is based on or arises out of the Loan Agreement dated as of March 1, 1998 by and between Mississippi Business Finance Corporation and Phosphates; and the Indenture dated as of March 1, 1998 by and between Mississippi Business Finance Corporation and Deposit Guaranty National Bank.  The IRB Unsecured Claims are and shall be Allowed Claims as of the Effective Date in the aggregate amount of $14,673,330.55, representing unpaid principal and accrued interest as of the Petition Date.

               (29)           "Interest":  An equity security interest in any of the Debtor entities.

               (30)           "Lien": Any lien, security interest, encumbrance, charge against or other interest in property or assets of any of the Debtors which secures payment of a Claim or performance of an obligation of any of the Debtors.

               (31)           "Management and Employee Severance and Incentive Program":  The Management and Employee Severance and Incentive Program which shall be adopted on or after the Effective Date by New MissChem under the Standalone Transaction, and which shall provide to executives and employees of New MissChem (i) severance benefits consistent with the terms summarized on Exhibit "B" attached hereto, and (ii) incentive benefits as may be determined and approved by the Board of Directors of New MissChem.

               (32)           "Management Services Agreement": The Management Services Agreement, dated as of the Effective Date, to be entered into under the Standalone Transaction by Old MissChem and New MissChem, which shall provide for New MissChem to provide various management, accounting and other services to Old MissChem.

               (33)           "MCC Administrative Expense Claim":  Any Administrative Expense Claim against any of the MCC-Debtors.

               (34)           "MCC Bonds Unsecured Claim":  Any Senior Note Claim or IRB Unsecured Claim, to the extent that it is a Claim against any of the MCC-Debtors.

               (35)           "MCC Convenience Unsecured Claim":  Any Claim against any of the MCC-Debtors that is not secured by a Lien, other than a MCC Administrative Expense Claim, a MCC Priority Claim, a MCC Bonds Unsecured Claim or Intercompany Claim and that is (i) Allowed in an amount of Five Thousand Dollars ($5,000) or less, or (ii) Allowed in an amount greater than Five Thousand Dollars ($5,000) but which is reduced to Five Thousand Dollars ($5,000) by an irrevocable written election of the holder of such Claim made on a properly delivered Ballot.

               (36)           "MCC-Debtors":  Collectively, all Debtors except Potash, Eddy and Phosphates.

               (37)           "MCC Indenture Trustee":  HSBC Bank USA, National Association in its capacity as successor indenture trustee under the Indenture dated as of November 25, 1997, as supplemented by a First Supplemental Indenture dated as of July 1, 1999 in connection with the issuance of Mississippi Chemical Corporation's 7-1/4% Senior Notes due in 2017.

               (38)           "MCC New Common Stock":  The equity common stock of MCC authorized and to be issued under the Terra Transaction pursuant to the Plan, which shall have a par value of $.01 and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law and in the MCC Articles of Incorporation and Bylaws.

               (39)           MCC Old Equity Interest":  An Interest in MCC, but not including any Interest in any other Debtor.

               (40)           "MCC Other General Unsecured Claim": Any Claim against any of the MCC-Debtors that is not secured by a Lien, other than a MCC Administrative Expense Claim, a MCC Bonds Unsecured Claim, an Intercompany Claim, a MCC Convenience Unsecured Claim, or a MCC Priority Claim.

               (41)           "MCC Other Secured Claim":  Any Claim, other than an Intercompany Claim or a MCC Replacement DIP Claim, against any of the MCC-Debtors which is secured by a Lien on property in which any of the MCC-Debtors has an interest or that is subject to setoff under Bankruptcy Code § 553, in the amount contemplated by Bankruptcy Code § 506.

               (42)           "MCC Priority Claim":  Any unsecured Claim against any of the MCC-Debtors which is entitled to priority treatment under Bankruptcy Code § 507(a) other than a MCC Administrative Expense Claim.

               (43)           "MCC Replacement DIP Claim":  Any Replacement DIP Claim against any of the MCC-Debtors.

               (44)           "MCC Subsidiary Interest":  An Interest held by MCC in any of the other Debtors except Potash, Eddy and Phosphates.

               (45)           "MCHI":  Mississippi Chemical Holdings, Inc., the company incorporated under the laws of the Territory of the British Virgin Islands which as of the date hereof is a wholly-owned subsidiary of MCC and which, following the Effective Date, may be a wholly-owned subsidiary of MCHI Holdco.

               (46)           "MCHI Holdco":  The new Delaware corporation which may be formed in accordance with the provisions of Sections 6.3(1)I and 6.3(2)C of the Plan which on and after the Effective Date may hold 100% of the Interests in MCHI and which will be a wholly-owned subsidiary of MCC if the Terra Transaction is consummated, or Old MissChem if the Standalone Transaction is consummated.

               (47)           "New MissChem":  The new Delaware corporation to be formed in accordance with the provisions of Section 6.3(2). of the Plan.

               (48)           "New MissChem Common Stock":  The equity common stock of New MissChem authorized and to be issued under the Standalone Transaction pursuant to the Plan, which shall have a par value of $.01 and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law and in the New MissChem Articles of Incorporation and Bylaws which shall be in substantially the form contained in the Plan Supplement.

               (49)           "New MissChem Exit Facility Security Documents":  The security agreements, guaranty agreements, UCC financing statements, deeds of trust, mortgages, lease assignments and other documents and agreements, dated as of the Effective Date, to be executed by New MissChem and others under the Standalone Transaction pursuant to Section 6.3(2) of the Plan and the terms of the Exit Facility for providing, inter alia, collateral security for the payment when due of the New MissChem Revolving Facility and the New MissChem Tranche A Term Facility.

               (50)           "New MissChem Revolving Facility":   The revolving credit facility of $50,000,000 which shall be included in the Exit Facility under the Standalone Transaction and which shall be provided in accordance with Section 6.3(2) of the Plan and the terms of the Exit Facility and evidenced by a loan agreement, promissory note, collateral security documents, and/or other agreements and documents as required by the terms of the Exit Facility.

               (51)           "New MissChem Tranche A Term Facility":      The tranche A term loan facility of $75,000,000 which shall be included in the Exit Facility under the Standalone Transaction and which shall be provided in accordance with Section 6.3(2) of the Plan and the terms of the Exit Facility and evidenced by a loan agreement, promissory note, collateral security documents, and/or other agreements and documents as required by the terms of the Exit Facility.

               (52)           "New MissChem Warrants":     The New MissChem warrants, dated as of the Effective Date, to be issued by New MissChem under the Standalone Transaction to the holders of Allowed MCC Old Equity Interests pursuant to Section 5.9 of the Plan, which shall be in substantially the form set forth in the Plan Supplement and which shall entitle the holders thereof within a six (6) year term to purchase 1,780,140 shares of New MissChem Common Stock at a price of $24.20 per share.

               (53)           "Offtake Agreement":  The Anhydrous Ammonia Purchase Agreement, dated as of October 18, 1996, as the same has from time to time been modified or amended, among MCC, PLNL and Koch Nitrogen S.r.l.

               (54)           "Offtake Pass-Through Agreement":  The Offtake Pass-Through Agreement, dated as of the Effective Date, to be entered into under the Standalone Transaction by Old MissChem and New MissChem, which shall be in substantially the form contained in the Plan Supplement and which shall provide for New MissChem to purchase from Old MissChem and Old MissChem to sell to New MissChem all product which Old MissChem is entitled or obligated to purchase under the Offtake Agreement, under the same terms as stated in the Offtake Agreement.

               (55)           "Offtake Shipping Pass-Through Agreement":  The Offtake Shipping Pass-Through Agreement, dated as of the Effective Date, to be entered into under the Standalone Transaction by Old MissChem and New MissChem, which shall be in substantially the form contained in the Plan Supplement and which shall provide for all rights, benefits and obligations of Old MissChem to use of the vessel "Carli Bay" under the time charter agreement of FMCL Limited Liability Company to be passed through to New MissChem.

               (56)           "Old MissChem":  MCC after giving effect to the actions contemplated under the Standalone Transaction on or as of the Effective Date.

               (57)           "Old MissChem Common Stock":  The equity common stock of Old MissChem authorized and to be issued pursuant to the Standalone Transaction of the Plan, which shall have a par value of $.01 and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law and in the Old MissChem Articles of Incorporation and Bylaws which are in effect on the Effective Date.

               (58)           "Old MissChem Exit Facility Security Documents":  The security agreements, guaranty agreements, UCC financing statements, deeds of trust, mortgages, lease assignments and other documents and agreements, dated as of the Effective Date, to be executed by Old MissChem and others under the Standalone Transaction pursuant to Section 6.3(2) of the Plan and the terms of the Exit Facility for providing collateral security for the payment when due of the Old MissChem Tranche B Term Facility.

               (59)           "Old MissChem Tranche B Term Facility":  The tranche B term loan facility of $85,000,000 which shall be included in the Exit Facility under the Standalone Transaction and which shall be provided in accordance with Section 6.3(2) of the Plan and the terms of the Exit Facility and evidenced by a loan agreement, promissory note, collateral security documents, and/or other agreements and documents as required by the terms of the Exit Facility.

               (60)           "Pension Plan":  The Mississippi Chemical Corporation Retirement Plan Amended and Restated Effective July 1, 2001, as Subsequently Amended.

               (61)           "Petition Date":  May 15, 2003.

               (62)           "Phosphates Administrative Expense Claim":  Any Administrative Expense Claim against the Phosphates-Debtor.

               (63)           "Phosphates Capital Contribution:         A contribution by MCC of cash, in an amount to be agreed by MCC, the Committee and the Replacement DIP Lenders, on the Effective Date to the Phosphates-Debtor in return for Phosphates New Common Stock.

               (64)           "Phosphates-Debtor":  Mississippi Phosphates Corporation.

               (65)           "Phosphates General Unsecured Claim":  Any Claim against the Phosphates-Debtor that is not secured by a Lien, other than a Phosphates Administrative Expense Claim, a Phosphates Priority Claim, a Phosphates IRB Unsecured Claim or an Intercompany Claim.

               (66)           "Phosphates Indenture Trustee": Bank of New York, as successor trustee under that certain Indenture dated as of March 1, 1998 by and between Mississippi Business Finance Corporation and Deposit Guaranty National Bank

               (67)           "Phosphates Interest":     All the Interests in Phosphates.

               (68)           "Phosphates IRB Unsecured Claim":  Any IRB Unsecured Claim to the extent it is a Claim against the Phosphates-Debtor.

               (69)           "Phosphates New Common Stock":  The equity common stock of Phosphates authorized and to be issued on and as of the Effective Date pursuant to the Plan if the Phosphates Transaction shall not have closed on or prior to the Effective Date, which shall have a par value of $.01 and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable non-bankruptcy law and in the new Phosphates Articles of Incorporation and Bylaws which shall be in substantially the form contained in the Plan Supplement, which Phosphates New Common Stock may be issued to the holders as provided in the Plan or to a trust in accordance with Section 6.3(3)C of the Plan.

               (70)           "Phosphates Other Secured Claim":  Any Claim, other than an Intercompany Claim or a Phosphates Replacement DIP Claim, against the Phosphates-Debtor which is secured by a Lien on property in which the Phosphates-Debtor has an interest or that is subject to setoff under Bankruptcy Code § 553, in the amount contemplated by Bankruptcy Code § 506.

               (71)           "Phosphates Priority Claim":  Any unsecured Claim against the Phosphates-Debtor which is entitled to priority treatment under Bankruptcy Code § 507(a) other than a Phosphates Administrative Expense Claim.

               (72)           "Phosphates Replacement DIP Claim":  Any Replacement DIP Claim against the Phosphates-Debtor.

               (73)           "Phosphates Surplus Distribution":  The portion, if any, of the consideration received by the Phosphates-Debtor in the Phosphates Transaction, if it shall occur, that is not paid to the Replacement DIP Lenders.

               (74)           "Phosphates Transaction":         The transaction described in Section 6.3(3) of the Plan.

               (75)           "Plan of Reorganization" or "Plan": This First Amended Plan, including the Plan Supplement and all exhibits, schedules or other attachments hereto, in its present form or as modified, amended or altered from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and this Plan.

               (76)           "Plan Supplement":  The document containing the forms of documents specified in Section 13.3 of the Plan.

               (77)           "PLNL":  Point Lisas Nitrogen Limited, the company organized under the laws of The Republic of Trinidad and Tobago in which MCHI indirectly owns, through its subsidiaries, a fifty percent (50%) equity interest.

               (78)           "Potash-Debtors":  Collectively, Potash and Eddy, meaning Mississippi Potash, Inc. and Eddy Potash, Inc.

               (79)           "Potash/Eddy Administrative Expense Claim":  Any Administrative Expense Claim against either of the Potash-Debtors.

               (80)           "Potash/Eddy General Unsecured Claim":  Any Claim against either of the Potash-Debtors that is not secured by a Lien, other than a Potash/Eddy Administrative Expense Claim, a Potash/Eddy Priority Claim or an Intercompany Claim.

               (81)           "Potash/Eddy Interest":  All the Interests in either of the Potash-Debtors.

               (82)           Potash/Eddy Priority Claim":  Any unsecured Claim against either of the Potash-Debtors which is entitled to priority treatment under Bankruptcy Code § 507(a) other than a Potash/Eddy Administrative Expense Claim.

               (83)           "Proof" of Claim or Interest: A written statement setting forth the Claim or Interest, conforming substantially to the appropriate Official Form and complying with Bankruptcy Rule 3001, and filed with the Bankruptcy Court in this Case by the Bar Date.

               (84)           "Prorata":  Means proportionally according to the relation to the whole, such as the proportion that an Allowed Claim or Interest bears to the aggregate amount of Allowed Claims or Interests in a Class of Claims or Interests.

               (85)           "Replacement DIP Agreement": The Term Loan, Revolving Credit, Guarantee and Security Agreement, dated as of July 1, 2004, by and among MCC as borrower, its domestic subsidiaries which are debtors in the Case, as guarantors, and Citicorp North America, Inc., as administrative agent for the lenders, Citigroup Global Markets Inc., and Perry Principals Investments, LLC, as joint lead arrangers and the banks and financial institutions from time to time party thereto as lenders, as the same has been or may be from time to time modified or amended or any agreements or documents executed in connection therewith.

               (86)           "Replacement DIP Amended Facility":  The renewed, amended, restated and extended Replacement DIP Agreement providing for a modified $125,000,000 term loan facility from the Replacement DIP Lenders to MCC and certain of the other MCC-Debtors which shall mature four years after the Effective Date and shall contain such other amended terms and provisions as are consistent with the Amendment Letter dated August 6, 2004 from the Replacement DIP Lenders then existing and accepted by Terra, a true copy of which Amendment Letter is attached hereto as Exhibit "C", and as shall be approved by MCC, the Replacement DIP Lenders, Terra and Terra Parent.

               (87)           "Replacement DIP Claim":  Any Claim that is based on or arises out of (i) the Replacement DIP Agreement, or (ii) the Interim and Final Orders (I) Authorizing Debtors to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d), and (II) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C § 363 entered by the Bankruptcy Court on June 25, 2004 and July 15, 2004, respectively.  All Replacement DIP Claims are and shall be Allowed Claims in the aggregate amount as of the Effective Date which shall be agreed by MCC and the Replacement DIP Lenders or, in the absence of such agreement, determined by the Bankruptcy Court.

               (88)           "Replacement DIP Lenders":     The administrative agent and the lenders from time to time under the  Replacement DIP Agreement.

               (89)           "Senior Note Claim": Any Claim against any of the MCC-Debtors that is based on or arises out of the notes issued pursuant to that certain Indenture dated as of November 25, 1997, as supplemented, between MCC and HSBC Bank USA, as successor Trustee, governing the 7¼% Senior Notes due November 15, 2017.  The Senior Note Claims are and shall be Allowed Claims as of the Effective Date in the aggregate amount of $207,250,240.00, representing unpaid principal and accrued interest as of the Petition Date.

               (90)           "Shareholders Agreement":  The Amended and Restated Shareholders Agreement, dated as of November 10, 1998, initially by and among Farmland Misschem Limited, Farmland Industries, Inc., Farmland (B.V.I.) Limited, Double Circle (Barbados) S.r.l., Farmland Trinidad Limited, MCC, MCHI, Misschem (Barbados) S.r.l., and Misschem Trinidad Limited, as the same has from time to time been modified or amended.

               (91)           "Standalone Transaction":          The transaction described in Section 6.3(2) of the Plan and which is to be funded in part by the proceeds from the Exit Facility.

               (92)           "Terra":  MissChem Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Terra Parent, which is the "Buyer" in the Terra Stock Purchase Agreement.

               (93)           "Terra Parent":  Terra Industries Inc., a Maryland corporation.

               (94)           "Terra Parent Common Stock":  The "Parent Common Stock" as defined in the Terra Stock Purchase Agreement, which shall be distributed in accordance with the Terra Transaction and pursuant to this Plan.

               (95)           "Terra Parent Preferred Stock":  The "Parent Preferred Stock" as defined in the Terra Stock Purchase Agreement, which shall be distributed in accordance with the Terra Transaction and pursuant to this Plan.

               (96)           "Terra Stock Purchase Agreement":      The certain Stock Purchase Agreement dated as of August 6, 2004, as amended from time to time, entered into by and among MCC, Terra and Terra Parent, a copy of which is attached hereto as Exhibit "D" and pursuant to which the Terra Transaction is to be consummated.

               (97)           "Terra Transaction":      The transaction which may be entered into in accordance with Section 6.3(1) of the Plan and which is based on and arises out of the Terra Stock Purchase Agreement.

               (98)           "Tort Claim": A Claim against any of the Debtors arising out of a private or civil wrong or injury, other than a breach of contract.

     1.2.Rules of Interpretation.

               A.     For purposes of the Plan: (a) whenever it is appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and each pronoun, whether stated in the masculine, feminine or neuter gender, shall include the masculine, feminine and neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles or Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein", "hereof", " hereto", "hereunder", and others of similar import refer to this Plan in its entirety rather than to a particular portion of the Plan, unless the context requires otherwise; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in § 102 of the Bankruptcy Code shall apply to the Plan; (h) any term used in capitalized form in the Plan that is not defined in the Plan but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (i) all exhibits to the Plan are incorporated into and are a part of the Plan as if fully set forth in the Plan.

               B.     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.  Any period of time prescribed or allowed by the Plan may be enlarged or reduced by the Bankruptcy Court in accordance with the provisions of Bankruptcy Rule 9006(b) or (c).

               C.     Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the state in which the Bankruptcy Court resides, without giving effect to the principles of conflict of laws thereof.

ARTICLE 2

ADMINISTRATIVE EXPENSES

     2.1.Except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a treatment less favorable to such holder, each holder of an Allowed Administrative Expense Claim which is not also an Intercompany Claim shall retain unaltered the legal, equitable and contractual rights to which the holder is entitled on account of such Claim, and each such holder shall be paid by the respective Debtors in Cash equal to the amount of the holder's Allowed Administrative Expense Claim in that Debtor's Case on the later of the Effective Date or the date on which the certain Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims which are not also Intercompany Claims and which represent liabilities arising under extensions of credit or other obligations incurred by the Debtors-in-Possession in the ordinary course of their business shall be paid in full by the respective Debtors in the ordinary course of their business in accordance with the terms governing and applying to the respective transactions on which such Allowed Administrative Expense Claims are based.  All Allowed Administrative Expense Claims owed by any of the MCC-Debtors which are not Intercompany Claims shall be paid by the MCC-Debtors.  All Allowed Administrative Expense Claims owed by the Phosphates-Debtor which are not Intercompany Claims shall then be paid by the Phosphates-Debtor. All Allowed Administrative Expense Claims owed by the Potash-Debtors which are not Intercompany Claims shall then be paid by the Potash-Debtors.  The MCC Indenture Trustee holds and shall receive under this Plan an Allowed Administrative Expense Claim against the MCC-Debtors in the amount of $180,000 to cover all of its fees and expenses incurred in connection with the performance of its duties in this case as MCC Indenture Trustee, without the need to take any further action.  Likewise, the Phosphates Indenture Trustee holds and shall receive under this Plan an Allowed Administrative Expense Claim against the Phosphates-Debtor in the amount of $48,000 to cover all of its fees and expenses incurred in connection with the performance of its duties in this case as Phosphates Indenture Trustee, without the need to take any further action.

     2.2.All requests for the payment of previously unpaid Administrative Expense Claims, including without limitation final applications of professional persons for compensation and expense reimbursement for services rendered or expenses incurred on or before the Effective Date, shall be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date or such later date as may be fixed by the Bankruptcy Court, failing in which such unpaid Administrative Expense Claims shall be waived, discharged and forever barred.  Additionally, under the Terra Transaction, no later than twelve (12) Business Days before the "Closing Date" (as such term is defined in the Terra Stock Purchase Agreement) each professional person who claims the right to payment from any of the Debtors and each Person who claims the right to reimbursement or payment from any of the Debtors shall serve on the Debtors and the Committee a good faith estimate of such professional person's or such Person's estimated fees for services rendered and expenses incurred during the Cases through the Effective Date to be claimed from the Debtors, as well as all prior payments received on account of such fees and expenses, failing in which such professional person's or other Person's unpaid administrative expense claims therefor shall be waived, discharged and forever barred.  Any payment made or to be made by the Debtors for services or for costs and expenses in or in connection with the Case, or in connection with the Plan and incident to the Case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

     2.3.All fees to the United States Trustee pursuant to 28 U.S.C. § 1930 which become due prior to the Effective Date shall be paid by the Debtors on the Effective Date, and all such fees which become due thereafter, if any, shall be paid by the respective Debtors when due.

ARTICLE 3

CLASSIFICATION OF CLAIMS AND INTERESTS

The Claims, other than Administrative Expense Claims, against and Interests in the Debtors shall be classified for all purposes, including voting and distributions under the Plan, as follows:

3.1.CLASS 1A shall consist of all Allowed MCC Priority Claims.

3.2.    CLASS 2A shall consist of all Allowed MCC Replacement DIP Claims.

3.3.    CLASS 3A shall consist of all Allowed MCC Other Secured Claims.

3.4.    CLASS 4A shall consist of all Allowed Intercompany Claims.

3.5.    CLASS 5A shall consist of all Allowed MCC Convenience Unsecured Claims.

3.6.    CLASS 6A shall consist of all Allowed MCC Bonds Unsecured Claims.

3.7.    CLASS 7A shall consist of all Allowed MCC Other General Unsecured Claims.

3.8.    CLASS 8A shall consist of all Allowed MCC Subsidiary Interests.

3.9.    CLASS 9A shall consist of all Allowed MCC Old Equity Interests.

3.10.  CLASS 1B shall consist of all Allowed Phosphates Priority Claims.

3.11.  CLASS 2B shall consist of all Allowed Phosphates Replacement DIP Claims.

3.12.  CLASS 3B shall consist of all Allowed Phosphates Other Secured Claims.

3.13.  CLASS 4B shall consist of all Allowed Phosphates General Unsecured Claims.

3.14.  CLASS 5B shall consist of all Allowed Phosphates IRB Unsecured Claims.

3.15.  CLASS 6B shall consist of all Allowed Phosphates Interests.

3.16.  CLASS 1C shall consist of all Allowed Potash/Eddy Priority Claims.

3.17.  CLASS 2C shall consist of all Allowed Potash/Eddy General Unsecured Claims.

3.18.  CLASS 3C shall consist of all Allowed Potash/Eddy Interests.

ARTICLE 4

IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
NOT IMPAIRED AND IMPAIRED BY THE PLAN

     4.1.Classes 1A (Allowed MCC Priority Claims), 3A (Allowed MCC Other Secured Claims), 5A (Allowed MCC Convenience Unsecured Claims), 8A (Allowed MCC Subsidiary Interests), 1B (Allowed Phosphates Priority Claims), 3B (Allowed Phosphates Other Secured Claims) and 1C (Allowed Potash/Eddy Priority Claims) are not impaired by the Plan.  Pursuant to Bankruptcy Code § 1126(f), the holders of such unimpaired Claims are conclusively presumed to have accepted the Plan, and the votes of such holders shall not be solicited or counted.

     4.2.Classes 2A (Allowed MCC Replacement DIP Claims), 4A (Allowed Intercompany Claims), 6A (Allowed MCC Bonds Unsecured Claims), 7A (Allowed MCC Other General Unsecured Claims), 9A (Allowed MCC Old Equity Interests), 2B (Allowed Phosphates Replacement DIP Claims), 4B (Allowed Phosphates General Unsecured Claims), 5B (Allowed Phosphates IRB Unsecured Claims) and 2C (Allowed Potash/Eddy General Unsecured Claims) are impaired by the Plan.  Pursuant to Bankruptcy Code § 1126(c), the holders of such impaired Claims and Interests are entitled to vote to accept or reject the Plan.

     4.3.Classes 6B (Allowed Phosphates Interests) and 3C (Allowed Potash/Eddy Interests) are impaired by the Plan.  Since holders of Interests in Class 6B and Class 3C are receiving no distributions under the Plan, pursuant to Bankruptcy Code § 1126(g), the holders of such impaired Interests are conclusively presumed to have rejected the Plan, and the votes of such holders shall not be solicited or counted.

ARTICLE 5

TREATMENT OF CLAIMS AND INTERESTS

     5.1.Class 1A (MCC Allowed Priority Claims).  Each holder of a Class 1A Claim shall retain unaltered the legal, equitable and contractual rights to which the holder is entitled on account of such Claim, and each such holder shall be paid by the MCC-Debtors Cash equal to the amount of the holder's Allowed Class 1A Claim on the later of the Effective Date or the date on which the certain Class 1A Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

     5.2.Class 2A (Allowed MCC Replacement DIP Claims).  On the Effective Date, in accordance with Sections 6.3(1) and 6.3(2) of the Plan, either (i) under the Terra Transaction, (a) all revolving loans, all accrued but unpaid interest (including interest paid in kind), fees and other charges and all term loans in excess of $125,000,000, in each case outstanding under the Replacement DIP Agreement shall be repaid to the Replacement DIP Lenders in accordance with the terms of the Replacement DIP Agreement and (b) the Replacement DIP Agreement shall be amended and restated such that the Replacement DIP Amended Facility shall be in full force and effect and the Replacement DIP Claims thereunder shall continue to be in full force and effect and shall be valid binding enforceable obligations of the MCC-Debtors, or (ii) under the Standalone Transaction, all Replacement DIP Claims shall be repaid, in full, in Cash and all commitments under the Replacement DIP Agreement shall be cancelled.  Delivery by the Debtors to the holder of a Class 2A Claim pursuant to the Plan of either the treatment provided in (i) above under the Terra Transaction or provided in (ii) above under the Standalone Transaction shall be in full and complete satisfaction, cancellation and extinguishment of and in exchange for the holders' Class 2A Claims and all security, priority and other rights existing on account of the Class 2A Claims, except for such rights as shall continue in effect pursuant to the Replacement DIP Amended Facility and other provisions of this Plan.

     5.3.Class 3A (Allowed MCC Other Secured Claims).  Except to the extent that the holder of an Allowed Class 3A Claim agrees to a treatment less favorable to such holder, on the later of the Effective Date or the date on which a certain Class 3A Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (i) the MCC-Debtors shall cure any default that occurred under the Class 3A Claims before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code § 365(b)(2); (ii) the respective maturity dates of each Class 3A Claim which existed before such default occurred shall be reinstated; and (iii) the Debtors shall compensate the respective holders of each Class 3A Claim in such way as shall be agreed between the MCC-Debtors and the respective holders, or determined by the Bankruptcy Court, appropriate to compensate such holders for any damages incurred as a result of any reasonable reliance by such holders on any contractual provision or applicable law that otherwise entitled such holder to demand or receive accelerated payment of such Class 3A Claim after the occurrence of a default.  Any and all Liens held as security for an Allowed Class 3A Claim shall be retained and shall remain in effect.  The legal, equitable or contractual rights to which the holders of Class 3A Claims are entitled on account of such Class 3A Claims shall not otherwise be altered.

     5.4.Class 4A (Allowed Intercompany Claims).  Each holder of a Class 4A Claim shall be entitled to set off each Intercompany Claim it holds against any Intercompany Claim it owes, and the resulting net amount of each Class 4A Claim shall, on the Effective Date, be treated as a contribution to or return of capital between the parties affected by the Intercompany Claim, in exchange for and cancellation, extinguishment and discharge of all rights existing on account of such Class 4A Claim.

     5.5.Class 5A (Allowed MCC Convenience Unsecured Claims). On the later of the Effective Date or the date on which a certain Class 5A Claim becomes an Allowed Claim, or as soon thereafter as practicable, each holder of a Class 5A Claim shall be paid by the MCC-Debtors Cash equal to the amount of the holder's Allowed Class 5A Claim, in full and complete satisfaction of such Allowed Class 5A Claim.

     5.6.Class 6A (Allowed MCC Bonds Unsecured Claims).  On the Effective Date, or as soon thereafter as practicable, each holder of a Class 6A Claim shall receive, (A) in accordance with Sections 6.3(1) and 6.3(2) of the Plan, either (i) under the Terra Transaction, such holder's share, Prorata with all other Class 6A MCC Allowed Bonds Unsecured Claims and all Class 7A Allowed MCC Other General Unsecured Claims who become entitled under Section 5.7 to receive the same, of Terra Parent Common Stock and Terra Parent Preferred Stock, or (ii) under the Standalone Transaction, one (1) share of New MissChem Common Stock for each Twenty-two Dollars ($22.00) of such holder's Class 6A Allowed MCC Bonds Unsecured Claim, and also (B) in accordance with Section 6.3(3)C of the Plan, such holder's share, Prorata with all other Class 6A Allowed MCC Bonds Unsecured Claims, of the Phosphates New Common Stock received by MCC from any source, including pursuant to the Phosphates Capital Contribution. Delivery by the Debtors to the holder of a Class 6A Claim pursuant to the Plan of (A) either (i) the Terra Parent Common Stock and Terra Parent Preferred Stock or (ii) the New MissChem Common Stock, and also (B) the Phosphates New Common Stock received by MCC shall cancel, extinguish and discharge and be in exchange for all rights existing on account of such Class 6A Claim, except for such rights as shall exist under Section 13.16 of this Plan.

     5.7.Class 7A (Allowed MCC Other General Unsecured Claims).  On the later of the Effective Date or the date on which a certain Class 7A Claim becomes an Allowed Claim, or as soon thereafter as practicable, each holder of an Allowed Class 7A Claim shall receive either (i) the payment of Cash by the MCC-Debtors equal to the lesser of (a) forty and 2/10 percent (40.2%) of the amount of the holder's Allowed Class 7A Claim, and (b) its Prorata share of the Cap Amounts (as defined below) remaining after the payments made to holders of Allowed Class 5A Claims pursuant to Section 5.5 of the Plan or (ii), in accordance with Sections 6.3(1) and 6.3(2) of the Plan, either (a) under the Terra Transaction, such holder's share, Prorata with all Class 6A Allowed MCC Bonds Unsecured Claims and all other Class 7A Allowed MCC Other General Unsecured Claims who become entitled under this Section 5.7 to receive the same, of Terra Parent Common Stock and Terra Parent Preferred Stock, or (b) under the Standalone Transaction, one (1) share of New MissChem Common Stock for each Twenty-two Dollars ($22.00) of such holder's Class 7A Allowed MCC Other General Unsecured Claim; provided, however, that if the holders of Class 7A Claims do not accept the Plan by the requisite majorities set forth in § 1126(c) of the Bankruptcy Code, then the Cash option in clause (i) of this Section shall not be available and only the equity distribution contemplated by clause (ii) above shall be made; and provided, further, that the total Cash payments under Sections 5.5 and 5.7 to holders of Allowed Classes 5A and 7A Claims shall not, except with consent of the MCC-Debtors and the Committee, the Replacement DIP Lenders and either Terra Parent under the Terra Transaction or the Exit Lenders under the Standalone Transaction, be greater than either (the "Cap Amounts") (x) the maximum amount which, after all other Cash payments in accordance with this Plan, would result in the Debtors being in compliance with the formula described in Section 10.3(d) of the Terra Stock Purchase Agreement, or (y) the aggregate amount of $2,300,000.  The holder of a Class 7A Allowed MCC Other General Unsecured Claim is entitled to make the election to receive the Cash payment described in this Section in clause (i)  above or to receive the equity distribution described in this Section in clause (ii) above, by so stating such election in such holder's timely filed Ballot.  If the holder's MCC Other General Unsecured Claim has not been Allowed before the holder's Ballot is filed or if the holder does not make any such election in the holder's timely filed Ballot, then such holder shall receive the Cash payment described in clause (i) above.  Delivery by the MCC-Debtors pursuant to the Plan of either (i) the Cash payment or (ii) such holder's Prorata share, of either (a) Terra Parent Common Stock and Terra Parent Preferred Stock, or (b) the New MissChem Common Stock, to the holder of a Class 7A Claim shall cancel, extinguish and discharge and be in exchange for all rights existing on account of such Class 7A Claim, except for such rights as shall exist under Section 13.16 of this Plan.

     5.8.Class 8A (Allowed MCC Subsidiary Interests).  Each of the MCC Subsidiary Interests shall remain in full force and effect on and after the Effective Date, and (i) under the Terra Transaction, shall continue to be held by their respective owners or (ii) under the Standalone Transaction, shall be transferred and assigned to New MissChem pursuant to Section 6.3(2).C. of the Plan.

     5.9.Class 9A (Allowed MCC Old Equity Interests).  On the Effective Date, the MCC Old Equity Interests shall be cancelled and extinguished, and each holder of a Class 9A Allowed MCC Old Equity Interest shall receive as soon thereafter as is practical, in exchange therefor and in accordance with Sections 6.3(1) and 6.3(2) of the Plan, such holder's share, Prorata with all other Class 9A Allowed MCC Old Equity Interests, of either (i) under the Terra Transaction, 250,000 shares of Terra Parent Common Stock, or (ii) under the Standalone Transaction, the New MissChem Warrants.

     5.10.  Class 1B (Allowed Phosphates Priority Claims).  Each holder of a Class 1B Claim shall retain unaltered the legal, equitable and contractual rights to which the holder is entitled on account of such Claim, and each such holder shall be paid by the Phosphates-Debtor Cash equal to the amount of the holder's Allowed Class 1B Claim on the later of the Effective Date or the date on which the certain Class 1B Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

     5.11.  Class 2B (Allowed Phosphates Replacement DIP Claims).  If the Phosphates Transaction has been closed and consummated on or before the Effective Date of this Plan, the holders of the Class 2B Allowed Phosphates Replacement DIP Claims will have received, or been held by order of the Bankruptcy Court under Bankruptcy Code § 363 entitled to receive, the portion of the consideration received by Phosphates-Debtor in the Phosphates Transaction in accordance with the secured and administrative expense priority Claims of the Allowed Class 2B Claims under the terms of the Replacement DIP Agreement ("Class 2B Consideration Portion"). Accordingly, on the later of the Effective Date occurring after the closing of the Phosphates Transaction and the date of receipt by the holders of the Allowed Class 2B Claims of such Class 2B Consideration Portion or such portion less than the Class 2B Consideration Portion as may be approved by the holders of the Allowed Class 2B Claims, the Class 2B Allowed Phosphates Replacement DIP Claims and all security, priority and other rights existing on account of the Class 2B Claims as to the Phosphates-Debtor and its assets shall be cancelled, extinguished and discharged.  However, if the Phosphates Transaction has not been closed and consummated on or before the Effective Date of this Plan, then on the Effective Date and prior to the Cash payments to Allowed Class 2A Claims in accordance with Section 5.2 of this Plan, the holders of the Class 2B Allowed Phosphates Replacement DIP Claims shall be paid by Phosphates-Debtor Cash in an amount equal to the value of certain working capital of Phosphates-Debtor with a value of in excess of $10,000,000 or such lesser Cash amount as may be approved by the holders of the Allowed Class 2B Claims, upon receipt of which the Class 2B Allowed Phosphates Replacement DIP Claims and all security, priority and other rights existing on account of the Class 2B Claims as to the Phosphates-Debtor and its assets shall be cancelled, extinguished and discharged.

     5.12.  Class 3B (Allowed Phosphates Other Secured Claims). If the Phosphates Transaction has been closed and consummated on or before the Effective Date of this Plan, the holders of the Class 3B Allowed Phosphates Other Secured Claims will have received, or been held by order of the Bankruptcy Court under Bankruptcy Code § 363 entitled to receive, the portion of the consideration received by Phosphates-Debtor in the Phosphates Transaction in accordance with the secured claim rights of the Allowed Class 3B Claims or the abandonment of the assets of Phosphates-Debtor which are subject to such secured claim rights ("Class 3B Consideration Portion").  Accordingly, on the later of the Effective Date occurring after the closing of the Phosphates Transaction and the date of receipt by the holders of the Allowed Class 3B Claims of such Class 3B Consideration Portion, or such portion less than the Class 3B Consideration Portion as may be approved by the holders of the Allowed Class 3B Claims, or the abandonment of the assets of Phosphates-Debtor which are subject to such secured claim rights, the Class 3B Allowed Phosphates Other Secured Claims and all security, priority and other rights existing on account of the Class 3B Claims as to the Phosphates-Debtor and its assets shall be cancelled, extinguished and discharged.  However, if the Phosphates Transaction has not been closed and consummated on or before the Effective Date of this Plan, and except to the extent that the holder of an Allowed Class 3B Claim agrees to a treatment less favorable to such holder, on the later of the Effective Date or the date on which a certain Class 3B Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (i) the Phosphates-Debtor shall cure any default that occurred under the Class 3B Claims before or after the Petition Date, other than a default of a kind specified in Bankruptcy Code § 365(b)(2); (ii) the respective maturity dates of each Class 3B Claim which existed before such default occurred shall be reinstated; (iii) the Phosphates-Debtor shall compensate the respective holders of each Class 3B Claim in such way as shall be agreed between the Phosphates-Debtor and the respective holders, or determined by the Bankruptcy Court, appropriate to compensate such holders for any damages incurred as a result of any reasonable reliance by such holders on any contractual provision or applicable law that otherwise entitled such holder to demand or receive accelerated payment of such Class 3B Claim after the occurrence of a default; and (iv) any and all Liens held as security for an Allowed Class 3B Claim shall be retained and shall remain in effect.  The legal, equitable or contractual rights to which the holders of Class 3B Claims are entitled on account of such Class 3B Claims shall not otherwise be altered.

     5.13.  Class 4B (Allowed Phosphates General Unsecured Claims).  On the later of the Effective Date or the date on which a certain Class 4B Claim becomes an Allowed Claim, or as soon thereafter as practicable, each holder of an Allowed Class 4B Claim shall receive from Phosphates-Debtor both (i) the payment of Cash equal to five percent (5%) of the amount of the holder's Allowed Class 4B Claim, and (ii) such holder's share, Prorata with all Class 5B Allowed Phosphates IRB Unsecured Claims and all other Class 4B Allowed Phosphates General Unsecured Claims, of either (x) if the Phosphates Transaction shall have closed on or prior to the Effective Date, the Phosphates Surplus Distribution, or (y) in any other circumstance, the Phosphates New Common Stock, provided that in the event that the Phosphates Capital Contribution occurs, the Phosphates New Common Stock issued in accordance with this Section 5.13 shall be diluted by the shares of Phosphates New Common Stock issued pursuant to the Phosphates Capital Contribution.  The treatment in accordance with this Section 5.13 of the Plan of a Class 4B Claim shall cancel, extinguish and discharge and be in exchange for all rights existing on account of such Class 4B Claim.

     5.14.  Class 5B (Allowed Phosphates IRB Unsecured Claims). On the Effective Date or as soon thereafter as practicable, each holder of an Allowed Class 4B Claim shall receive such holder's share, Prorata with all other Class 5B Allowed Phosphates IRB Unsecured Claims and all Class 4B Allowed Phosphates General Unsecured Claims, of either (x) if the Phosphates Transaction shall have closed on or prior to the Effective Date, the Phosphates Surplus Distribution, or (y) in any other circumstance, the Phosphates New Common Stock, provided that in the event that the Phosphates Capital Contribution occurs, the Phosphates New Common Stock issued in accordance with this Section 5.14 shall be diluted by the shares of Phosphates New Common Stock issued pursuant to the Phosphates Capital Contribution.  The treatment in accordance with this Section 5.14 of the Plan of a Class 5B Claim shall cancel, extinguish and discharge and be in exchange for all rights existing on account of such Class 5B Claim, except for such rights as shall exist under Section 13.16 of this Plan.

     5.15.  Class 6B (Allowed Phosphates Interests).  On the Effective Date, the Phosphates Interests shall be cancelled and extinguished, and the holder of the Class 5B Interests shall receive no property or distribution on account of such Interests.

     5.16.  Class 1C (Allowed Potash/Eddy Priority Claims).  Each holder of a Class 1C Claim shall retain unaltered the legal, equitable and contractual rights to which the holder is entitled on account of such Claim, and each such holder shall be paid by the Potash-Debtors Cash equal to the amount of the holder's Allowed Class 1C Claim, in the order of priority thereof under § 507(a) of the Bankruptcy Code, on the later of twenty (20) days after the Potash-Debtors receive the proceeds of the public auction sale described in Section 6.4.H. of the Plan or the date on which the Class 1C Claim becomes an Allowed Claim, or as soon thereafter as practicable.

     5.17.  Class 2C (Allowed Potash/Eddy General Unsecured Claims).  On the later of twenty (20) days after the Potash-Debtors receive the proceeds of the public auction sale described in Section 6.4.H. of the Plan or the date on which the Class 2C Claim becomes an Allowed Claim, or as soon thereafter as practicable, each holder of a Class 2C Claim shall receive its share, Prorata with all other holders of Allowed Class 2C Claims, of such auction sale proceeds, net of sale expenses and payments to holders of Class 1C Allowed Potash/Eddy Priority Claims, in cancellation, extinguishment and discharge of all rights existing on account of such Class 2C Claim, except for such rights as shall exist under Section 13.16 of this Plan.

     5.18.  Class 3C (Allowed Potash/Eddy Interests).  On the Effective Date, the Potash/Eddy Interests shall be cancelled and extinguished, and the holder of the Class 3C Interests shall receive no property or distribution on account of such Interests.

ARTICLE 6

MEANS FOR IMPLEMENTATION OF THE PLAN

     6.1.Vesting of Assets and Operations.

               A.     All assets of the Debtors and property of the estates in the Case, including but not limited to all causes of action or interests accruing to the Debtors under the Bankruptcy Code or other laws and all funds or other assets of the Debtors in the possession or under the control of another, shall vest in the Debtors on the Effective Date, except as otherwise provided in the Plan or Confirmation Order, free and clear of any and all Liens and Claims, except the Claims arising under and the Liens securing the Replacement DIP Amended Facility or the Exit Facility, as the case may be, and other obligations of the Debtors continued or created pursuant to the provisions of this Plan.  The holder of any Liens canceled and discharged pursuant to this Plan shall cancel of record such Liens on, or within a reasonable time after, the Effective Date, and the Debtors will be authorized pursuant to the Confirmation Order to take such steps as may be necessary to record such discharge and cancellation.

               B.     From and after the Effective Date, the Debtors, as well as New MissChem under the Standalone Transaction, may, as appropriate, operate their respective businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in and consistent with the Plan or Confirmation Order.

               C.     On the Effective Date, the management, control, and operation of the Debtors, as well as New MissChem under the Standalone Transaction, shall become the general responsibility of their respective boards of directors. The composition of the initial boards of directors shall be disclosed in the Plan Supplement, and each member of such initial boards of directors shall serve in accordance with applicable nonbankruptcy law and the respective Articles of Incorporation and Bylaws as the same may be amended from time to time.

               D.     The officers of the respective Debtors immediately prior to the Effective Date shall serve as the initial officers of the Debtors on and after the Effective Date, until their successors are duly elected and assume office.  The initial officers of New MissChem under the Standalone Transaction shall be the officers of MCC immediately prior to the Effective Date, who shall remain in office until their successors are duly elected and assume office.  The officers of the Debtors, and of New MissChem under the Standalone Transaction, shall continue to serve at the same compensation as existed on the date that this Plan was filed, until such compensation is duly changed by the respective Board of Directors of the Debtors or New MissChem for whom the officer is serving.

     6.2.Substantive Consolidation.

               A.     Entry of the Confirmation Order shall constitute the approval, pursuant to § 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the MCC-Debtors for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution.  On and as of the Effective Date, (i) all assets and liabilities of the MCC-Debtors shall be treated as though they were merged, (ii) all guarantees by the MCC-Debtors of the obligations of any other of the MCC-Debtors shall be eliminated, so that any Claim against any MCC-Debtor and any guarantee thereof executed by any other MCC-Debtor and any joint or several liability of any of the MCC-Debtors shall be one obligation of the MCC-Debtors, and (iii) each and every Claim filed or to be filed in the Case of any of the MCC-Debtors shall be deemed filed against each MCC-Debtor and shall be one Claim against and obligation of the MCC-Debtors.

               B.     Entry of the Confirmation Order shall constitute the approval, pursuant to § 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Potash-Debtors (Potash and Eddy) for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution.  On and as of the Effective Date, (i) all assets and liabilities of the Potash-Debtors shall be treated as though they were merged, (ii) all guarantees by the Potash-Debtors of the obligations of the other of the Potash-Debtors shall be eliminated, so that any Claim against the Potash-Debtors and any guarantee thereof executed by the other of the Potash-Debtors and any joint or several liability of any of the Potash-Debtors shall be one obligation of the Potash-Debtors, and (iii) each and every Claim filed or to be filed in the Case of the Potash-Debtors shall be deemed filed against each of the Potash-Debtors and shall be one Claim against and obligation of the Potash-Debtors.

               C.     The separate substantive consolidations effected pursuant to the above Sections 6.2.A. and 6.2.B. of the Plan shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this Section) affect: (i) the legal and organizational structure of the Debtors; (ii) pre- and post-Confirmation Order guarantees, Liens, and security interests that are required to be maintained (a) in connection with any Executory Contract that was entered into during the Case or that has been or will be assumed or (b) pursuant to the Plan; (iii) defenses to any Cause of Action or requirements for any third party to establish mutuality in order to assert a right of setoff; and (iv) distributions out of any insurance policies or proceeds of such policies.

     6.3.Corporate Restructure Transactions.

               (1)               Terra Transaction.

               A.     If all conditions precedent to closing the Terra Transaction in accordance with the Terra Stock Purchase Agreement have been satisfied or waived on or before the later of (i) 120 days after August 6, 2004, or (ii) 30 days after entry of the Confirmation Order or the next Business Day thereafter when no Order staying, reversing, modifying or amending the Confirmation Order is in effect and any applicable period to appeal such Confirmation Order has expired, or (iii) such other date to which the MCC-Debtors, the Committee and Terra Parent agree, and the Terra Transaction is ready to close on the Effective Date of this Plan, then the MCC-Debtors shall close the Terra Transaction on the Effective Date or as soon thereafter as is practicable and perform all actions of the Debtors under the Terra Transaction as provided in the Plan and the Terra Stock Purchase Agreement, and the actions provided in Section 6.3(2) and otherwise in the Plan for the Standalone Transaction shall not occur.

               B.     Under the Terra Transaction, on or as of the Effective Date of the Plan, the MCC-Debtors shall cause such amendments to be made to their Articles of Incorporation, Bylaws or other governing documents as are necessary for MCC to satisfy the conditions precedent to closing, and to close and fully perform, the Terra Transaction and to comply with the provisions of the Bankruptcy Code.

               C.     Under the Terra Transaction, on or as of the Effective Date of the Plan, the MCC-Debtors shall (i) cause MCC to issue and deliver to Terra one hundred (100) shares of MCC New Common Stock, and (ii) receive, or cause the Disbursing Agent to receive, from Terra and Terra Parent the Terra Cash Payment and the Terra Parent Common Stock and Terra Parent Preferred Stock, as defined herein or in, and pursuant to, the Terra Stock Purchase Agreement and deliver, or cause the Disbursing Agent to deliver, the Terra Parent Common Stock and Terra Parent Preferred Stock to the holders of Allowed Claims in Class 6A and to the holders of Allowed Claims in Class 7A who become entitled under Section 5.7 to receive the same and to the holders of Allowed Interests in Class 9A who are entitled under the Plan to receive the same.  The 100 shares of MCC New Common Stock shall, after cancellation of the MCC-Old Equity Interests pursuant to this Plan, constitute 100% of the issued and outstanding capital stock of MCC.

               D.     Under the Terra Transaction, on or as of the Effective Date of the Plan, the MCC-Debtors shall execute and deliver all agreements, documents, instruments or other papers required or appropriate to be executed by any of them for closing of the Terra Transaction in accordance with the Terra Stock Purchase Agreement, including any necessary financing or other documents.

               E.      Under the Terra Transaction, on and after the Effective Date of the Plan, the Committee shall review, and if necessary and without approval of the Bankruptcy Court prosecute, compromise, settle, otherwise resolve or withdraw any complaint to, any claims by Terra to the Adjustment Amount and Holdback Amount, as such terms are defined in the Terra Stock Purchase Agreement, as contemplated therein, including Sections 2.7 and 12.3 thereof.  In connection with resolution of the Adjustment Amount, the Distribution Agent shall receive and maintain reserves for (i) any remaining Disputed Claim and (ii) Committee post-closing expenses.  The reserves for Disputed Claims shall be used to satisfy the respective Allowed amounts of such Disputed Claims.

               F.      After the Effective Date and closing of the Terra Transaction, the Committee shall provide oversight of the Terra Stock which is, pursuant to the Terra Stock Purchase Agreement, placed and maintained in escrow and of the release from escrow and delivery thereof to the holders of Allowed Classes 6A and 7A Claims who may be entitled under the Plan to receive it.  Plan distributions from such escrows, if any, shall be made by the Distribution Agent to holders of Allowed Class 6A and 7A Claims who become entitled to the equity distribution contemplated by clause (ii) of Section 5.7 of the Plan, in amounts and as of distribution record dates, as determined by the Committee in its reasonable discretion.

               G.     On the Effective Date, Terra and Terra Parent under the Terra Transaction will cause the reorganized MCC-Debtors to have adequate working capital to fund distributions under the Plan and to carry on their business following the Effective Date pursuant to such financing arrangements with Terra Parent or third party lenders to Terra with respect to the provision of working capital and liquidity to the reorganized MCC-Debtors as may be consistent with the Amendment Letter attached hereto as Exhibit "C" and acceptable to Terra Parent, the Replacement DIP Lenders and the reorganized MCC-Debtors.  Without limiting the scope of such arrangements, they may include some or all of the reorganized MCC-Debtors becoming borrowers and obligors under Terra Parent's existing revolving credit facilities and providing liens to such lenders over such MCC-Debtors' inventory and receivables and entering into loan and security documentation as may be necessary to give effect thereto.

               H.     Under the Terra Transaction and in accordance with the Replacement DIP Amended Facility, the MCC-Debtors shall, on or as of the Effective Date, enter into and execute, as applicable, all loan, security and other agreements and documents as are necessary to place into effect and close the Replacement DIP Amended Facility. The Liens granted as collateral security for the Replacement DIP Claims shall, under the Terra Transaction, continue to secure all obligations of the reorganized MCC-Debtors under the Replacement DIP Amended Facility and shall continue to constitute valid binding and enforceable first priority Liens on the property and assets of the reorganized MCC-Debtors, subject only to Liens permitted by the terms of the Replacement DIP Amended Facility.

               I.        Under the Terra Transaction, at the election of Terra Parent and the Replacement DIP Lenders, MCC  will take appropriate action to incorporate and organize MCHI Holdco and to transfer MCC's interests in MCHI to MCHI Holdco.

               (2)               Standalone Transaction.

               A.     In the event (i) that termination of the Terra Stock Purchase Agreement has occurred, or (ii) that the Terra Transaction has not been closed and placed into effect on or before the later of (x) 120 days after August 6, 2004, or (y) 30 days after entry of the Confirmation Order or the next Business Day thereafter when no Order staying, reversing, modifying or amending the Confirmation Order is in effect and any applicable period to appeal such Confirmation Order has expired, or (z) such other date to which the MCC-Debtors, the Committee and Terra Parent agree, then on the Effective Date of this Plan, the MCC-Debtors and New MissChem shall enter into and close the Exit Facility and implement the Standalone Transaction.

               B.     Under the Standalone Transaction, on or as of the Effective Date, the MCC-Debtors shall cause the incorporation and organization of New MissChem as a Delaware corporation, with Articles of Incorporation and Bylaws in substantially the forms as agreed to by the Committee.  The initial members of the board of directors of New MissChem shall be designated by agreement between the MCC-Debtors and the Committee, failing in which agreement prior to the Effective Date, the initial members shall be designated by the Committee.  Such initial directors shall serve until their successors have been duly elected and assumed office.

               C.     Under the Standalone Transaction, on or as of the Effective Date, the MCC-Debtors shall cause Old MissChem to convey and transfer to New MissChem all MCC Subsidiary Interests and all other property and assets of Old MissChem (including without limitation all Cash and Cash equivalents and working capital assets) except for the equity interest in MCHI, the Offtake Agreement, the Shareholders' Agreement, the Interest in FMCL Limited Liability Company and all other contracts, agreements and rights held by Old MissChem relating to MCHI, PLNL and FMCL Limited Liability Company.  At the election of the Exit Lenders, Old MissChem will take appropriate action to incorporate and organize MCHI Holdco and to transfer its interest in MCHI to MCHI Holdco on the Effective Date.  Under the Standalone Transaction, on or as of the Effective Date the MCC-Debtors shall cause New MissChem to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Common Stock to the holders of Allowed Claims in Class 6A and to the holders of Allowed Claims in Class 7A who become entitled under Section 5.7 to receive New MissChem Common Stock and to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Warrants to the holders of Allowed Interests in Class 9A.

               D.     Under the Standalone Transaction, on or as of the Effective Date, New MissChem and Old MissChem shall enter into and execute (i) the Management Services Agreement, (ii) the Offtake Pass-Through Agreement, and (iii) the Offtake Shipping Pass-Through Agreement, which Agreements shall be acceptable to the Committee.

               E.      Under the Standalone Transaction, on or as of the Effective Date, or as soon thereafter as is practicable, the MCC-Debtors shall cause Old MissChem to effect such amendments in its Articles of Incorporation, Bylaws and other corporate governance documents as are necessary (i) to change its corporate name as determined by its board of directors; (ii) to reconstitute its board of directors to at least three (3) and not more than five (5) persons, with the initial members of the board of directors on or after the Effective Date being designated by agreement between the MCC-Debtors and the Committee, failing in which agreement prior to the Effective Date, the initial members shall be designated by the Committee; (iii) to effect such other amendments acceptable to the Committee as are necessary and appropriate in accordance with the Plan and Confirmation Order.

               F.      Under the Standalone Transaction and in accordance with the Exit Facility, the MCC-Debtors shall, on or as of the Effective Date, cause New MissChem and each of the MCC-Debtors to enter into and execute, as applicable, all loan, security and other agreements and documents as are necessary to place into effect and close the Exit Facility including without limitation the New MissChem Exit Facility Security Documents and the Old MissChem Exit Facility Security Documents. The new Liens granted as collateral security for the Exit Facility under the Standalone Transaction pursuant to the New MissChem Exit Facility Security Documents and the Old MissChem Exit Facility Security Documents, shall constitute valid binding and enforceable first priority Liens on the property and assets of the MCC-Debtors, and New MissChem, subject only to Liens permitted by the terms of the Exit Facility.

               G.     Accordingly, under the Standalone Transaction, the MCC-Debtors shall, on or as of the Effective Date, cause New MissChem to enter into and close (i) the New MissChem Revolving Facility, thereby providing funding for making payments in accordance with this Plan and funding for operating working capital and general corporate purposes for New MissChem and its subsidiaries, and (ii) the New MissChem Tranche A Term Facility, thereby providing additional funding for making payments in accordance with this Plan.

               H.     Also under the Standalone Transaction, the MCC-Debtors shall, on or as of the Effective Date, cause Old MissChem to enter into and close the Old MissChem Tranche B Term Facility, thereby providing additional funding for making payments in accordance with this Plan.

               I.        Also under the Standalone Transaction, the MCC-Debtors shall, on or as of the Effective Date, cause New MissChem to adopt and enter into the Management and Employee Severance and Incentive Program.

               (3)               Phosphates Transaction.

               A.     The "Phosphates Transaction" shall be a sale, after approval by the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code, of all or substantially all of the assets of the Phosphates-Debtor (Mississippi Phosphates Corporation) to a purchaser who states its intention to use such purchased assets in its continued operation of the business conducted by Phosphates, with such sale having been closed on or before the Effective Date of this Plan.  Upon closing of such Phosphates Transaction, sale proceeds shall be applied (x) in accordance with the terms of the Replacement DIP Agreement or (y) as otherwise approved by the Replacement DIP Lenders, provided that if this Plan shall have been confirmed, any application pursuant to this clause (y) shall be consistent with Sections 5.10, 5.11, 5.12 and 5.13 of this Plan.

               B.     If such Phosphates Transaction has been closed on or before the Effective Date, then on the Effective Date of the Plan, the Phosphates Surplus Distribution shall be made pursuant to Section 5.13 of the Plan, the Phosphates Interest shall be cancelled, and the Phosphates-Debtor corporate entity shall be dissolved.

               C.     If such Phosphates Transaction has not been closed on or before the Effective Date, then the Phosphates-Debtor corporate entity will remain in existence and will continue owning its assets and operating its business, and the Phosphates Interests shall be cancelled and the Phosphates New Common Stock shall be issued on the Effective Date (i) in an amount calculated by reference to the value of the Phosphates-Debtor after the making of the Phosphates Capital Contribution (if required), to MCC pursuant to the Phosphates Capital Contribution and then to the holders of Allowed Class 6A Claims pursuant to Section 5.6 of the Plan and (ii) the remainder to the holders of Allowed Classes 4B and 5B Claims, pursuant to Sections 5.13 and 5.14 of the Plan, in each case free and clear of any Liens or claims thereon, provided that all Cash payments to the holders of Allowed Class 2B Claims have been made in accordance with Section 5.11 of the Plan.  If required, the Phosphates Capital Contribution shall be undertaken on the Effective Date by MCC contributing cash to the Phosphates-Debtor and receiving for such contribution a percentage of the Phosphates New Common Stock.  If the Phosphates New Common Stock becomes distributable under this Plan to the benefit of holders of Allowed Classes 6A, 4B and 5B Claims, such Phosphates New Common Stock may either be distributed directly to such holders or, at the election of the Committee and the Replacement DIP Lenders, may be placed into a trust, and such holders will instead receive a freely transferable (having the benefit of Section 1145 of the Bankruptcy Code) trust certificate representing their respective shares of the Phosphates New Common Stock otherwise distributable to such holder under this Plan.  In the event that it is determined to place the Phosphates New Common Stock into such a trust, the terms of the trust shall be filed with the Plan Supplement.  The delivery of such trust certificate shall for all purposes under the Plan have the same effect as though the shares of Phosphates New Common Stock represented thereby had been delivered instead.

               D.     The liability (if any) of the Phosphates-Debtor for any environmental obligations or liabilities for hazardous materials existing or arising on account of past, present or future assets or operations by Phosphates or its predecessors shall continue in effect after the Effective Date, unless otherwise discharged hereunder.  None of the MCC-Debtors and their non-debtor subsidiaries, including MCHI, nor New MissChem under the Standalone Transaction nor Terra and Terra Parent under the Terra Transaction, nor any holder receiving a Class 4B or 5B distribution pursuant to the Plan, shall assume any such liability and each of them shall be fully discharged from and relieved of any and all such obligations and liabilities (if any) in any capacity whatsoever.

     6.4.Plan Performance Actions.

               A.     On or as of the Effective Date, the MCC-Debtors, as well as New MissChem under the Standalone Transaction, shall enter into and close either the Terra Transaction or the Standalone Transaction, thereby enabling the MCC-Debtors to make the payments and take the actions as provided in the Plan.

               B.     On or as of the Effective Date, the MCC-Debtors, as well as New MissChem under the Standalone Transaction, shall cause there to be executed and delivered pursuant to the Plan all loan, security and other agreements and documents as are necessary to enter into and close either the Terra Transaction or the Standalone Transaction. The new Liens granted as collateral security for the Exit Facility under the Standalone Transaction shall constitute first priority Liens on the property and assets of the MCC-Debtors, and New MissChem under the Standalone Transaction, subject only to Liens permitted  by the terms of the relevant financing; provided, however, that the new Liens granted as collateral security under either the Terra Transaction or the Standalone Transaction shall not attach to the stock issued by or other equity interest in MCHI or any of its subsidiaries or the assets of any of them, unless such attachment of new Liens would not violate or cause a breach under any contract to which any of the MCC-Debtors or MCHI or its subsidiaries is a party.  Under the Terra Transaction, the Liens securing the MCC Replacement DIP Claims shall remain in full force and effect as collateral security for the Replacement DIP Amended Facility, and the priority of such Liens shall also be continued in effect and shall be subject only to Liens permitted by the Replacement DIP Amended Facility.

               C.     At the times designated in Articles 2 and 5, the MCC-Debtors, as well as New MissChem under the Standalone Transaction, the Phosphates-Debtor and the Potash-Debtors, respectively, shall cause the payments of Cash to be made pursuant to the Plan to the holders of Allowed Administrative Expense Claims and Allowed Claims in Classes 1A, 2A, 3A, 5A, 7A, 1B, 2B, 3B, 4B, 1C and 2C, as the case may be, by timely delivering to the Disbursing Agent their respective funds with which such payments of Cash shall be made by the Disbursing Agent to such holders in accordance with the Plan.  Cash payments may be made by check or wire transfer.

               D.     On or as of the Effective Date, the MCC-Debtors shall (i), if the Terra Transaction is entered into and closed, deliver pursuant to the Plan the MCC Common Stock to Terra and deliver, or cause the Disbursing Agent to deliver, the Terra Parent Common Stock and Terra Parent Preferred Stock to the holders of Allowed Claims in Class 6A and to the holders of Allowed Claims in Class 7A who become entitled under Section 5.7 to receive the same and to the holders of Allowed Interests in Class 9A who are entitled under the Plan to receive the same; or (ii), if the Standalone Transaction is entered into and closed, to cause New MissChem to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Common Stock to the holders of Allowed Claims in Class 6A and to the holders of Allowed Claims in Class 7A who become entitled under Section 5.7 to receive New MissChem Common Stock and to issue and deliver, or cause the Disbursing Agent to deliver, pursuant to the Plan the New MissChem Warrants to the holders of Allowed Interests in Class 9A, and shall also deliver to the holders of Allowed Claims in Class 6A pursuant to this Plan any Phosphates New Common Stock received by MCC.

               E.      On or as of the Effective Date, the MCC-Debtors shall cause New MissChem under the Standalone Transaction, if the Standalone Transaction is entered into and closed, to adopt and enter into the Management and Employee Severance and Incentive Program.

               F.      On or as of the Effective Date, the MCC-Debtors shall, if the Standalone Transaction is entered into and closed, cause Old MissChem to issue and deliver pursuant to the Plan 100% of the issued and outstanding Old MissChem Common Stock to New MissChem.

               G.     On or as of the Effective Date, the Phosphates-Debtor shall either (i), if substantially all assets of the Phosphates-Debtor have previously been sold, transferred and disposed of under the Phosphates Transaction, cause the Phosphates Surplus Distribution to be transferred to the holders of Allowed Claims in Classes 4B and 5B, the Phosphates Interest to be cancelled and the Phosphates-Debtor to be dissolved; or (ii), if substantially all assets of the Phosphates-Debtor have not previously been sold, transferred and disposed of under the Phosphates Transaction, cause the Phosphates New Common Stock to be issued and transferred to the holders of Allowed Claims in Classes 4B and 5B and to MCC pursuant to the Phosphates Capital Contribution.

               H.     Within sixty (60) days after the Effective Date, or such other date as the Court may set, the Potash-Debtors shall conduct a public auction of all assets, if any, of the Potash-Debtors, upon at least twenty (20) days notice to holders of Classes 1C and 2C Claims, and all such assets shall be sold and transferred to the highest and best bidder or bidders as determined by the Potash-Debtors.  Within twenty (20) days of the receipt of the sale proceeds, or as soon thereafter as practicable, the full sale proceeds, net of sale expenses, shall be paid to the holders of Allowed Classes 1C and 2C Claims in accordance with the Plan.  After such payment of net sale proceeds, and upon election of the Potash-Debtors, either or both of the Potash-Debtors may be dissolved.

               I.        On, as of, or after the Effective Date, the Debtors, as well as New MissChem under the Standalone Transaction, shall cause all payments to be made, shall execute and deliver all instruments and documents, and shall perform all other actions as provided in this Plan or the Confirmation Order to occur on, as of, or after the Effective Date.

               J.       The MCC-Debtors, as well as New MissChem under the Standalone Transaction, shall use Cash from their respective business operations and property development and use or disposition, from the assets vested in them under this Plan, from either the Terra Transaction or the Standalone Transaction, from their loans from lenders, and from future capital investments in them, to make all payments as provided in this Plan to be made by or on behalf of them and to fund their continued business operations and the maintenance, improvement and development of their properties and assets.

               K.    The Potash-Debtors shall use Cash from their public auction sale described in the Plan to cause all payments as provided in Sections 5.15 and 5.16 of this Plan to be made by or on behalf of them.

               L.      The Debtors shall continue the payment of any and all retiree benefits as contemplated by Bankruptcy Code § 1129(a)(13), and, under the Standalone Transaction, New MissChem shall guarantee such payments.

               M.   The Pension Plan shall remain in effect on the Effective Date and shall not be modified or affected by any provision of the Plan.  Under the Terra Transaction, Terra Parent and each of its participating subsidiaries and affiliates, and their respective controlled group members shall have all responsibilities, duties, obligations and liabilities with respect to the Pension Plan under ERISA (including liabilities in the event of termination), the Internal Revenue Code and any other applicable law.  Under the Standalone Transaction, New MissChem and each of its participating subsidiaries and affiliates, and their respective controlled group members shall have all responsibilities, duties, obligations and liabilities with respect to the Pension Plan under ERISA (including liabilities in the event of termination), the Internal Revenue Code and any other applicable law.

     6.5.Resulting Corporate Structure Summary.

               A.     Under the Terra Transaction, and in accordance with Section 6.3(1) hereof:

               1.                  MCC:

               (i)                  Will continue owning 100% of the Subsidiary Interests and 100% of MCHI (or MCHI                                     Holdco) equity and resulting 50% of PLNL, and 50% of FMCL Limited Liability                                     Company, and 50% of Houston Ammonia Terminal, L.P.

               (ii)                Will have debt structure of the Replacement DIP Amended Facility and such other                                     working capital financing arrangements as are contemplated by Section 6.3(1)(G) hereof

               (iii)               Will have issued MCC common stock, 100% to Terra

               2.                  MCC-Debtors except MCC:

               (i)                 Will continue owning assets and operating businesses existing before Effective Date

               (ii)                Will be wholly-owned subsidiaries of MCC

               3.                  Potash-Debtors:

               (i)                 Will own nominal assets, which will be sold at auction, with the net proceeds constituting                                     the total funds available for distribution to holders of Allowed Classes 1C and 2C                                     Claims

               (ii)                Will then be dissolved

               4.                  Phosphates-Debtor:

               (i)                  Will, if the Phosphates Transaction has been closed on or before the Effective Date, be                                      dissolved

               (ii)                Will, if the Phosphates Transaction has not been closed on or before the Effective Date,                                     continue owning its assets and operating its business, but its issued common stock will be                                     owned 100% by the holders of Allowed Classes 6A, 4B and 5B Claims

               B.     Under the Standalone Transaction, and in accordance with Section 6.3(2) hereof:

               1.                  New MissChem:

               (i)                  Will own 100% of Old MissChem Common Stock and will control 100% of domestic                                     operations through ownership of 100% of Subsidiary Interests

               (ii)                Will have debt structure of the New MissChem Revolving Facility and the New                                    MissChem Tranche A Term Facility

               (iii)               Will have issued New MissChem Common Stock, 100% to holders of Allowed Class                                    6A Claims and any holders of Allowed Class 7A Claims who become entitled under                                    Section 5.7 of the Plan to receive stock, subject to dilution for future New MissChem                                    Common Stock issued under New MissChem Warrants to holders of Class 9A MCC                                    Old Equity Interests

               2.                  MCC-Debtors except Old MissChem:

               (i)                  Will continue owning assets and operating businesses existing before Effective Date

               (ii)                Will be wholly-owned subsidiaries of New MissChem

               3.                  Old MissChem:

               (i)                  Will continue owning 100% of MCHI (or MCHI Holdco) equity and resulting 50% of                                      PLNL, and 50% of FMCL Limited Liability Company

               (ii)                Will have debt structure of the Old MissChem Tranche B Term Facility

               (iii)               Will have issued Old MissChem Common Stock, 100% to New MissChem

               4.                  Potash-Debtors:

               (i)                  Will own nominal assets, which will be sold at auction, with the net proceeds constituting                                      the total funds available for distribution to holders of Allowed Classes 1C and 2C                                      Claims

               (ii)                Will then be dissolved

               5.                  Phosphates-Debtor:

               (i)                  Will, if the Phosphates Transaction has been closed on or before the Effective Date, be                                      dissolved

               (ii)                Will, if the Phosphates Transaction has not been closed on or before the Effective Date,                                    continue owning its assets and operating its business, but its issued common stock will be                                    owned 100% by the holders of Allowed Classes 6A, 4B and 5B Claims

     6.6.Distribution Record Dates.

               A.     As of the close of business on each distribution record date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors, their respective agents, or the indenture trustees shall be deemed closed, and the Disbursing Agent, indenture trustees and other parties, shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the various transfer ledgers as of the close of business on such distribution record date, to the extent applicable.  The Debtors, their respective agents and the indenture trustees shall continue to maintain their respective transfer registers and record subsequent transfers of Senior Note Claims and IRB Unsecured Claims until the Case is closed or further order of the Bankruptcy Court.

               B.     Notwithstanding any provision in the Plan to the contrary, in connection with any distribution under the Plan to be effected through the facilities of Depository Trust Company ("DTC") (whether by means of book-entry exchange, free delivery, delivery/withdrawal at custodian or otherwise), the Disbursing Agent or indenture trustees will be entitled to recognize and deal for all purposes under the Plan with holders of securities subject to such distribution to the extent consistent with the customary practices of DTC used in connection with such distributions.

     6.7.Indenture Trustee as Claim Holder.

               A.     Consistent with Bankruptcy Rule 3003(c), the Debtors shall recognize the Proofs of Claim filed by the indenture trustees in respect of the MCC Bonds Unsecured Claims as set forth herein.  Any Proof of Claim which is filed by the registered or beneficial holder of a MCC Bonds Unsecured Claim may be disallowed as duplicative of the Proof of Claim of the respective indenture trustee without need for any further action or Bankruptcy Court order.

     6.8.Surrender of Instruments.

               A.     As and to the extent required by the Disbursing Agent or indenture trustees, as a condition to receiving any distribution under the Plan, each holder of a Claim or Interest represented by an instrument, including notes and certificates, must surrender such instrument held by it to the Disbursing Agent, indenture trustee or their respective designee, accompanied by a letter of transmittal substantially in the form acceptable to the Disbursing Agent, indenture trustee or their respective designee by which such holder agrees to hold the Disbursing Agent, indenture trustee or their respective designee harmless with respect to such instrument and any distribution under the Plan made on account thereof.  Any holder of a Claim or Interest that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent, indenture trustee or their respective designee, and furnish a bond in form, substance and amount reasonably satisfactory to the Disbursing Agent, indenture trustee or their respective designee, as of the Effective Date shall be deemed to have forfeited all rights and Claims and Interests and may not participate in any distribution under the Plan in respect of such Claims or Interests.

ARTICLE 7

PROVISIONS FOR RESOLUTION OF DISPUTED CLAIMS AND
INTERESTS AND OBJECTIONS TO PROOFS THEREOF

     7.1.Unless otherwise provided in the Plan or Confirmation Order, the Committee under the Terra Transaction and New MissChem under the Standalone Transaction shall have the sole right after the Effective Date to object to and to contest the allowance of any Claims and Interests filed in the Case and to file any motions/complaints pursuant to Bankruptcy Code § 505.

     7.2.Except for any Claims or Interests previously Allowed or as provided for in the Plan, objections to Claims and Interests may be filed with the Court and served upon the Claimant on or before the later of (i) sixty (60) days after the Effective Date, or (ii) such other date as may be fixed by the Bankruptcy Court, after notice and a hearing.

     7.3.After the Effective Date, the Claimant whose Claim or Interest is the subject of a pending and unresolved objection but who has not previously filed a response to such objection, must file with the Court and serve upon the objecting party and the Committee a response to such objection prior to the expiration of thirty (30) days from the later of (i) the Effective Date or (ii) such other date as may be fixed by the Bankruptcy Court, after notice and a hearing.  Failure to file such a response within such thirty (30) days time period shall constitute cause for the Court to enter a default judgment against the non-respondent, and to grant the relief requested in the objection.

     7.4.Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided in the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

     7.5.All Tort Claims are Disputed Claims.  No distributions under the Plan shall be made on account of any Tort Claim unless and until such Claim is liquidated and becomes an Allowed Claim.  Any Tort Claim which has not been liquidated prior to the Effective Date and as to which a Proof of Claim was timely filed in the Case shall be determined and liquidated in the administrative or judicial tribunal in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction.  Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section and applicable nonbankruptcy law which is no longer appealable or subject to review, or (ii) in any alternate dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, shall be paid as follows: (A) to the extent such liquidated Tort Claim is, in whole or in part, included in insurance coverage, the insured portion shall be paid by the applicable insurer, and (B) to the extent any portion of such liquidated Tort Claim is not covered by insurance, such uninsured portion shall be deemed, to the extent applicable, an Allowed Claim in Class 7A, 4B or 2C as the case may be and treated in accordance with Sections 5.7, 5.13 or 5.16, as appropriate.  Nothing in this Section 7.5 shall constitute or be deemed a waiver (1) of any rights under section 157(b) of Title 28 of the United States Code; (2) of any Cause of Action that the Debtors or any entity may hold against any other entity, including without limitation, insurers under any insurance policy; or (3) of any defenses available to the Debtors or insurers, including without limitation, coverage defenses.

     7.6.No holder of a Claim, other than a MCC Replacement DIP Claim or a Phosphates MCC Replacement DIP Claim, shall be entitled to interest or other charges solely on account of any passage of time before the Claim becomes an Allowed Claim.

     7.7.On and after the Effective Date, the Committee under the Terra Transaction and New MissChem under the Standalone Transaction shall, respectively, have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims without approval of the Bankruptcy Court.

     7.8.Estimation of Claims.  The Committee under the Terra Transaction and New MissChem under the Standalone Transaction may, respectively, at any time request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to § 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Committee previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  Subject to the provisions of § 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or Disputed Claim, the amount so estimated shall constitute the allowed amount of such Claim for distribution purposes.  If the estimated amount constitutes a maximum limitation of the amount of such Claim, the Committee or New MissChem, as appropriate, may pursue supplementary proceedings to object to the allowance of such Claim.  All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

ARTICLE 8

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     8.1.Rejection.  On the Effective Date, each Executory Contract (which includes unexpired leases) of the Debtors that has not been previously assumed by order of the Bankruptcy Court, is not the subject of a pending motion at that time to assume, or is not assumed pursuant to Sections 8.3 or 8.4 of the Plan, shall be deemed rejected effective as of immediately before the Petition Date.  If the rejection of any Executory Contract results in damage to the other party or parties to the Executory Contract, a Proof of Claim for such damages must be filed with the Court and served on the Debtors and Committee within thirty (30) days after such rejection.  Any Allowed Claim arising from the rejection of any Executory Contract of either of the Potash-Debtors shall be treated as an Allowed Potash/Eddy General Unsecured Claim, which shall be paid in accordance with the treatment of Allowed Class 2C Claims.  Any Allowed Claim arising from the rejection of any Executory Contract of the Phosphates-Debtor shall be treated as an Allowed Phosphates General Unsecured Claim, which shall be paid in accordance with the treatment of Allowed Class 4B Claims.  Any Allowed Claim arising from the rejection of any Executory Contract of an MCC-Debtor shall be treated as an Allowed MCC Other General Unsecured Claim, which shall be paid in accordance with the treatment of Allowed Class 7A Claims.

     8.2.Rejection Claims.  Any Claim arising from the rejection of any Executory Contract not filed with the Court within the time period provided herein shall be deemed discharged and not entitled to participate in any distribution under the Plan or otherwise.  The Debtors may file with the Court an objection to a Claim for damages arising from the rejection of any Executory Contract.

     8.3.Assumed.  The Executory Contracts previously assumed by the Debtors, which assumptions shall remain in effect pursuant to the Plan, are described on Schedule 8.3 attached hereto and incorporated herein by reference.

     8.4.Assumption.  On the Effective Date, each of the Executory Contracts (which includes unexpired leases) described on either the Schedule 4.22 to the Terra Stock Purchase Agreement relating to the MCC-Debtors or the Schedule 8.4 attached to this Plan relating to the Phosphates-Debtor which, in either instance, have not previously been rejected or assumed and assigned pursuant to the Court's Orders or which are not then the subject of a pending motion to reject or assume and assign shall be assumed by the MCC-Debtors or the Phosphates-Debtor, respectively, at which time and as to which the MCC-Debtors or the Phosphates-Debtor, respectively shall, except as to defaults described in Bankruptcy Code § 365(b)(2), (i) cure, or provide adequate assurance that they will promptly cure, an existing default by the MCC-Debtors or the Phosphates-Debtor, respectively, in the Executory Contract, (ii) compensate, or provide adequate assurance that they will promptly compensate, another party to the Executory Contract for any actual pecuniary loss to such other party resulting from such default, and (iii) provide adequate assurance of future performance by the MCC-Debtors or the Phosphates-Debtor, respectively, under such Executory Contract.

ARTICLE 9

DEFAULT

     9.1.Events of Default.  An event of default shall be deemed to have occurred if the Debtors or any holder of a Claim or Interest fails to take any action or fails to refrain from taking an action as set forth within this Plan or the Confirmation Order after the expiration of ten (10) calendar days following delivery to the defaulting party of written demand for cure of such default.

     9.2.Remedies for Defaults.  Upon the occurrence of an event of default, any personally aggrieved non-defaulting party may present an ex parte order to the Bankruptcy Court setting a date and time on not less than fifteen (15) calendar days written notice when such defaulting party must appear before the Bankruptcy Court and show cause why it should not be held in contempt of the Confirmation Order.  If found to be in default of the Plan or the Confirmation Order, the Court may:

(i)         assess the costs of the movant in proceeding on the order to show cause against the defaulting party, such costs to be an amount not less than $2,000 or such higher amount as may have actually been incurred;

(ii)        designate a party to appear, sign, and/or accept the documents required under the Plan or the Confirmation Order on behalf of the defaulting party, in accordance with Rule 70 of the Federal Rules of Civil Procedure; and

(iii)       make such other orders as may be equitable which do not materially alter the terms of the Plan.

ARTICLE 10

CRAMDOWN REQUEST

     10.1.        If any impaired Class of Claims or Interests for either (i) any of the MCC-Debtors substantively consolidated under Section 6.2.A of the Plan, or (ii) either of the Potash-Debtors substantively consolidated under Section 6.2.B of the Plan, or (iii) the Phosphates-Debtor, does not vote to accept the Plan by the requisite votes in number and amount required by Bankruptcy Code § 1126, the relevant Debtors reserve the right to amend the Plan as to it in accordance with Article 14 hereof, and the Court may nevertheless confirm the Plan as to it pursuant to the "cramdown" provisions of Bankruptcy Code § 1129(b), which may be requested by the Debtors orally at the Confirmation Hearing.

ARTICLE 11

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

     11.1.        Effectiveness.  The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 11.3 of the Plan:

(a)        The Confirmation Order shall have been entered by the Court in the Cases, and there shall not be a stay or injunction in effect with respect thereto, with the Confirmation Order being in form and substance acceptable (i) to the Debtors, (ii) [to the Committee, (iii) to the Replacement DIP Lenders, (iv)] to Terra and Terra Parent as to all provisions which impact upon the Terra Transaction, and (v) to the Exit Lenders as to all provisions material to the Standalone Transaction;

(b)        All actions, documents, and agreements necessary to implement the Plan shall have been effected or executed;

(c)        If the Terra Transaction is proceeding, the conditions to effectiveness of the Replacement DIP Amended Facility [(including, without limitation, the effectiveness of the guaranty of MCHI or MCHI Holdco (as the case may be) required thereby)] shall have been satisfied or waived in accordance with the terms thereof;

(d)        If the Standalone Transaction is proceeding, the conditions to effectiveness of the Exit Facility shall have been satisfied or waived in accordance with the terms thereof;

(e)        All authorizations, consents, regulatory approvals, rulings, letters, opinions, or documents that are necessary to implement the Plan and that are required by law, regulation, or order shall have been granted, issued and be effective.

     11.2.        Failure of Conditions.  Unless the MCC-Debtors, the Replacement DIP Lenders, the Committee and Terra Parent (to the extent such condition(s) impact(s) upon the Terra Transaction or the MCC-Debtor's compliance with Section 8.5 of the Terra Stock Purchase Agreement) agree otherwise, in the event that one or more of the conditions specified in Section 11.1 of the Plan has not occurred or been waived on or before one hundred twenty (120) days after entry of the Confirmation Order, (i) the Confirmation Order shall be vacated; (ii) no distributions under the Plan shall be made; (iii) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the date of entry of the Confirmation Order as though the Confirmation Order had never been entered; and (iv) the Debtors' obligations with respect to Claims and Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in further proceedings involving the Debtors.

     11.3.        Waiver of Conditions.  The Debtors, with the consent of the Committee and the Replacement DIP Lenders and to the extent not prohibited by applicable law, may waive any one (1) or more of the conditions precedent to effectiveness of the Plan set forth in Section 11.1 of the Plan, provided that the condition set forth in Section 11.1(d) may not be waived without the consent of the Exit Lenders.

ARTICLE 12

RETENTION OF JURISDICTION

     12.1.        The Court shall retain and have jurisdiction over all matters arising under the Bankruptcy Code, or arising in or relating to this Case or the Plan, including, but not limited to, proceedings:

               (1)               To resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract (which includes unexpired leases) to which any of the Debtors is a party or with respect to which any of the Debtors may be liable, and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment of the Plan after the Effective Date, if any, and to add any Executory Contracts to the list of Executory Contracts to be rejected;

               (2)               To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, transactions and other agreements or documents created in connection with the Plan, including but not limited to matters respecting the Terra Transaction;

               (3)               To hear and determine all Claims, controversies, suits and disputes against or by any of the Debtors or the Committee to the full extent permitted under 28 U.S.C. § 1334;

               (4)               To hear, determine and enforce all Claims and causes of action which may exist on behalf of any of the Debtors or the Committee or the Debtors' estates, including, but not limited to, any right of the Debtors or the Debtors' estates to recover assets pursuant to the provisions of the Bankruptcy Code;

               (5)               To hear and determine all timely objections to Administrative Expense Claims or to Proofs of Claim or Interests filed, both before and after the date of the Confirmation Order, including any objections to the classification of any Claim or Interest, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of or secured or unsecured status of any Claim, in whole or in part;

               (6)               To hear and determine any and all motions, adversary proceedings, applications and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Debtors, the Committee or another party after the Effective Date;

               (7)               To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

               (8)               To issue such orders in aide of execution of the Plan, to the extent authorized by § 1142 and any other section of the Bankruptcy Code;

               (9)               To consider any modifications of the Plan, to cure any defect or omission therein, or reconcile any inconsistency therein with any order of the Court, including the Confirmation Order;

               (10)           To hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred in connection with the Case prior to the Effective Date;

               (11)           To hear and determine disputes arising in connection with or relating to the Plan or the interpretation, implementation or enforcement of the Plan or the extent of any Entity's obligations incurred in connection with or released or discharged under the Plan;

               (12)           To issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

               (13)           To enforce, before or after the Case is closed, by injunction or otherwise the provisions provided for within this Plan, the Confirmation Order, or any final decree or other order entered by this Bankruptcy Court;

               (14)           To determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with or pursuant to the Plan or the Disclosure Statement;

               (15)           To hear and determine matters concerning state, local and federal taxes in accordance with Bankruptcy Code §§ 346, 505 and 1146;

               (16)           To hear and determine any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

               (17)           To enter a final decree closing the Case.

ARTICLE 13

GENERAL PROVISIONS

     13.1.        Disallowance of Claims.  All Claims held by Persons against whom any of the Debtors has or has asserted a cause of action under §§ 542, 543, 550, 551 or 552 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under §§ 544, 545, 547, 548, 549 or 553 of the Bankruptcy Code shall be deemed disallowed pursuant to § 502(d) of the Bankruptcy Code, and holders of such Claims may not vote to accept or reject the Plan, both consequences to be in effect until such time as such causes of action against that Person have been settled or a Final Order entered and all sums due the Debtors by that Person are turned over to the Debtors.  Any and all Claims filed with the Bankruptcy Court after the Bar Date shall be disallowed and holders of such Claims may not vote to accept or reject the Plan.

     13.2.        Title to Assets.  Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties included in the bankruptcy estates of this Case shall vest in the respective Debtors in accordance with § 1141 of the Bankruptcy Code.  In all respects and in accordance with Bankruptcy Code § 1141(a), the provisions of this Plan shall bind the Debtors, the Entities described in Article 6 hereof as providing a portion of the funding and other means for the Debtors' performance of the Plan, and all Creditors, Interest Holders or general partners of the Debtors, whether or not the Claims or Interests of such Creditors, Interest Holders or general partners of the Debtor are impaired under the Plan and whether or not such Creditors, Interest Holders or general partners have accepted the Plan.

     13.3.        Plan Supplement.  The documents listed on Schedule 13.3 attached hereto and incorporated herein by reference shall be contained in the Plan Supplement and filed in the Case at least seven (7) Business Days prior to the last day upon which holders of Claims may vote to accept or reject the Plan.  Upon its filing in the Case, copies of the Plan Supplement may be obtained either (i) electronically via the internet at http://www.bmccorp.net/misschem, the website of the Disbursing Agent, or (ii) by requesting copies thereof from Quick Print Plus by facsimile at (601) 355-3565 or by telephone at (601) 352-7874, or may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours of the office.

     13.4.        Releases of all Liens.  Except as to the Replacement DIP Amended Facility and the Exit Facility or as otherwise provided by the Plan, on the Effective Date, all Liens on any assets and property of any of the Debtors shall be deemed to be released and discharged, and all Claims related thereto shall be canceled and discharged pursuant to the Plan.

     13.5.        Cancellation of Notes, Instruments, Debentures and Equity Securities.  On the Effective Date, except to the extent provided otherwise in the Plan, all notes, instruments, certificates and other documents evidencing Claims against any of the Debtors and all equity Interests in MCC, in the Phosphates-Debtor and in either of the Potash-Debtors shall be canceled and deemed terminated, except for purposes of making any distributions under the Plan, including as provided in Section 6.6A of the Plan.

     13.6.        Term of Existing Injunctions or Stays.  Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays provided for in the Case pursuant to §§ 105, 362 or 525 of the Bankruptcy Code, or otherwise, and in existence on the date of the Confirmation Order, shall remain in full force and effect until the Effective Date.

     13.7.        Injunction.  Except for the Replacement DIP Lenders and the Exit Lenders under or in connection with the Replacement DIP Amended Facility and the Exit Facility, as the case may be, and except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons or Entities who have held, hold or may hold Claims, Interests or Causes of Action against or in any of the Debtors are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim, Interest or Cause of Action against any of the Debtors or New MissChem, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any of the Debtors or New MissChem, (c) creating, perfecting, or enforcing any Lien or other encumbrance of any kind against any of the Debtors or New MissChem or against the property or interests in property of any of the Debtors or New MissChem, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any of the Debtors or New MissChem or against the property or interests in property of any of the Debtors or New MissChem, with respect to any such Claim or Interest, (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any Claims or Causes of Action which are extinguished or released pursuant to the Plan, and (f) taking any actions to interfere with the implementation or consummation of the Plan, other than any rights of appeal of the Confirmation Order as may exist; provided, however, that such injunction shall not preclude the United States of America or its governmental units from enforcing their police or regulatory powers; and, provided, further, that except in connection with a properly filed Proof of Claim in which case such Claim when Allowed shall receive the treatment specified under the Plan for Claims in the relevant Class, the foregoing proviso does not permit the United States of America or any of its governmental units to obtain any monetary recovery from any of the Debtors or New MissChem or their property or interests in property with respect to any such Claim, Interest or Cause of Action, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power.  FURTHERMORE, EXCEPT AS OTHERWISE SET FORTH IN THE PLAN, THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR DISCHARGED PURSUANT TO THE PLAN, INCLUDING BUT NOT LIMITED TO THE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED OR SUBJECT TO EXCULPATION PURSUANT TO THE TERMS OF SECTIONS 13.8.A. AND 13.8.B. OF THIS PLAN.

     13.8.        Release of Causes of Action; Exculpation.

                     A.     Each of the Debtors and each holder of a Claim or Interest who either (i) accepts a distribution under the Plan, (ii) votes to accept the Plan, or (iii) does not timely submit its Ballot voting on the Plan, shall be conclusively deemed for all purposes to have forever waived any and all Causes of Action against the Debtors and all Covered Parties, and released all Covered Parties from all Causes of Action, including but not limited to all Causes of Action arising in connection with or related to any act or omission in connection with, relating to, or arising out of, the Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan or any of the Transactions contemplated by the Plan, to the fullest extent permissible under applicable law, except as to obligations of the Debtors expressly provided in this Plan or the Confirmation Order.  On the Effective Date, any and all Causes of Action by or derivatively through any Debtor against any of the Covered Parties shall automatically and immediately be fully and finally waived, released and discharged for all purposes.

                     B.     Neither any of the Debtors or their estates existing before or after the Effective Date nor any of the Covered Parties shall have or incur any liability to, or be subject to any right of action by, any of the Debtors or any holder of a Claim or Interest or the Committee or any other party in interest in the Cases, or any of their respective owners, members, officers, directors, managers, employees, agents, representatives, attorneys, advisors or other professional representatives, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of  (i) the Cases, (ii) any act taken or omitted to be taken on or after the Petition Date in connection with the Cases, or (iii) the Disclosure Statement, the Plan or the documents and actions necessary to perform the Plan, except for obligations of the Debtors or any of the Covered Parties expressly arising under or in accordance with the Plan and Confirmation Order, and except for their willful misconduct or gross negligence; and each of the Debtors and the Covered Parties shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan and Confirmation Order.

                     C.     Notwithstanding any provision in the Plan, no person that was, prior to the Effective Date, liable in any respect for the Pension Plan (collectively, the "Non-Released Pension Plan Parties") shall be discharged or released from any liability with respect to the Pension Plan on account of the Plan or Confirmation Order.  Neither the Pension Benefit Guaranty Corporation nor the Pension Plan shall be enjoined or precluded from enforcing any such liability on the Non-Released Pension Plan Parties as a result of the Plan's provisions or the confirmation thereof.

     13.9.        Survival of Corporate Indemnity Obligations.  Any and all obligations of any of the Debtors in effect on or after the Petition Date to indemnify and hold harmless any officer, director or other Affiliate or other representative of any of the Debtors under any provision of the Articles of Incorporation, Bylaws, corporate resolutions or written contracts of any of the Debtors or applicable state law shall continue in full force and effect in accordance with the terms thereof on and after the Effective Date.

     13.10.    Restrictions on Payments.

                   A.     This Plan contemplates the payment of Allowed Claims only.  No Disputed Claims shall be paid, nor shall distributions be made to an Entity holding a Disputed Claim, until and only to the extent that such Claim, or any part thereof, becomes an Allowed Claim, if ever.  Any Claim not specifically classified within this Plan shall receive no distribution under the Plan on account of such Claim, and shall be deemed discharged and forever barred.  Checks or drafts issued to Entities holding Allowed Claims and not presented for payment within ninety (90) days following the date of the check or draft shall be deemed canceled and non-negotiable thereafter.  Any Entity to whom a check or draft has been issued pursuant to the Plan who has neither presented such check or draft for payment within such 90-day time period nor notified the Debtors in writing within 90 days after the distribution thereof of the address to which such check or draft can be sent to such Entity shall conclusively be deemed to have abandoned the right of such Entity to receive a distribution under the Plan, and such right shall thereupon be terminated and canceled.   Distributions under the Plan will be governed by the provisions of §§ 508, 509 and 510 of the Bankruptcy Code, where applicable.

                   B.     All distributions on account of Allowed Claims pursuant to the Plan shall be allocated first to the principal amount of the Allowed Claim, with any excess allocated to unpaid accrued interest.

                   C.     Notwithstanding any other provision of the Plan, no payment of Cash in amounts less than Fifteen Dollars ($15.00) shall be made to any holder of a Claim, and Cash distributions in accordance with the Plan will be rounded down to the nearest whole dollar.

                   D.     No fractional shares of Terra Parent Common Stock, Terra Parent Preferred Stock, New MissChem Common Stock or New MissChem Warrants, or Cash in lieu thereof, shall be distributed.  For purposes of distribution under the Plan, fractional shares of Terra Parent Common Stock, Terra Parent Preferred Stock, New MissChem Common Stock or New MissChem Warrants shall be rounded down to the next whole number or zero, as applicable.  None of the Disbursing Agent, indenture trustees or their respective designee shall have any obligation to make a distribution that is less than one (1) share of Terra Parent Common Stock, Terra Parent Preferred Stock, New MissChem Common Stock or New MissChem Warrants.

                   E.      Distribution of any Terra Parent Common Stock or Terra Parent Preferred Stock in connection with the Terra Transaction, or New MissChem Common Stock in connection with the Standalone Transaction, to any holder of a Claim or Interest located in a jurisdiction outside of the United States is conditioned on receipt by the MCC-Debtors from such holder of such Claim or Interest of evidence satisfactory to the MCC-Debtors that the distribution is legally permitted to be made in such foreign jurisdiction.  The MCC-Debtors will reasonably cooperate with any such holder, at the holder's expense and without imposing any incremental liability on the MCC-Debtors, in making any filings or taking any other actions in order to make the distribution in such foreign jurisdiction legally permissible.  In any event, any holder of a Claim or Interest located in a jurisdiction outside of the United States who has not received any such equity distribution within one year of the later of the Effective Date or the date on which such Claim or Interest becomes Allowed, shall have its Claim or Interest for such equity distribution discharged and shall be forever barred from asserting any such Claim or Interest against Terra, Terra Parent, Old MissChem, New MissChem, any successor to any of such entities, and any assets of any such respective entities or their successors.  In such cases, any Terra Parent Common Stock or Terra Parent Preferred Stock under the Terra Transaction, or New MissChem Common Stock under the Standalone Transaction, shall be distributed by the Disbursing Agent Prorata to the holders of Allowed Class 6A Claims and Allowed Class 7A Claims who become entitled to the equity distribution contemplated by clause (ii) of Section 5.7 of this Plan.

     13.11.    Dates.  Bankruptcy Rule 9006 is incorporated herein for purposes of calculating the dates set out herein.  Whenever any distribution to be made under the Plan is due on a day other than a Business Day, such distribution will instead be made, without penalty or interest, on the next Business Day.  The Court shall retain power, after the Confirmation Order, to extend distribution dates for cause, upon motion and after notice and a hearing to affected parties.

     13.12.    Debtor Actions.  Each of the Debtors and New MissChem is authorized to execute, deliver, file and/or record such contracts, instruments, releases, agreements and other documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  Nothing contained herein shall prevent the Debtors or New MissChem from taking such actions as may be necessary to consummate the Plan, although such actions may not specifically be provided for within the Plan, so long as such actions are neither contrary to nor inconsistent with the terms of the Plan or the Confirmation Order.

     13.13.    Corporate Action.  On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the directors, stockholders or other equity owners of one or more of the Debtors and New MissChem, including without limitation, (i) the authorization to issue or cause to be issued all of the documents included in the Plan Supplement, (ii) the effectiveness of the Articles of Incorporation, Bylaws, and amendments thereto of any of the Debtors or New MissChem made in accordance with the Plan, (iii) all restructuring transactions effectuated pursuant to the Plan, (iv) the election of directors and officers of any of the Debtors and New MissChem, (v) the authorization and approval of the new revolving credit facility, new term loan, etc., (vi) qualification of any of the Debtors and New MissChem as a foreign corporation wherever the conduct of business by them requires such qualification, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable general corporation law of the states in which the Debtors and New MissChem are incorporated, without any requirement of further action by the directors, stockholders or other equity owners of the Debtors and New MissChem.  On the Effective Date, or as soon thereafter as practicable, the Debtors and New MissChem shall, if required, file their amended or initial Articles of Incorporation or other corporate charter documents with the secretary of state or other appropriate regulatory officer of the state in which each such entity is or will be incorporated, in accordance with the applicable general corporation law of each such state.  On or as of the Effective Date, all prior actions lawfully taken by the respective Boards of Directors of the Debtors and then in effect shall be deemed ratified by entry of the Confirmation Order and still in effect, except to the extent contrary to or inconsistent with the terms of the Plan or the Confirmation Order.

     13.14.    Avoidance Actions.  From and after the Effective Date, the Committee under the Terra Transaction and New MissChem under the Standalone Transaction shall, respectively, have the authority, without approval of the Bankruptcy Court, to prosecute, and to compromise, settle, and otherwise resolve or withdraw any complaint respecting, any avoidance, equitable subordination or recovery actions under §§ 105, 502(d), 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors-in-Possession, provided that the Committee gives reasonable notice to and consults with Terra and Terra Parent before commencing any such actions after the Effective Date under the Terra Transaction.

     13.15.    Discharge of Committee.  Except as otherwise provided herein or in the Confirmation Order, the appointment and duties and authority of the Committee and its counsel and its other professionals shall continue in effect until the entry of the final order closing the Cases or such other date as the Court may fix.

     13.16.    Post-Effective Date Fees and Expenses.  From and after the Effective Date, the Debtors and New MissChem shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by them, including without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.  From and after the Effective Date, the expenses of the Committee, including the reasonable expenses of Committee members and the reasonable fees and expenses of professional persons thereafter employed by the Committee, shall, without the necessity for any approval by the Bankruptcy Court, be paid from (i) Post Closing Expenses (as such term is defined in the Terra Stock Purchase Agreement); (ii) any reserve amounts for Disputed Claims in excess of the respective Allowed amounts as contemplated in Section 6.3(1)E of the Plan; (iii) any Committee recoveries as contemplated in Section 7.1 of the Plan; and (iv) any Committee recoveries as contemplated in Section 13.14 of the Plan; provided, however, that funds included in clauses (i) or (ii) above and included in clauses (iii) or (iv) above as having arisen within or on account of the MCC-Debtors shall only be used for payment of Committee expenses relating to the MCC-Debtors; and, provided, further, that funds included in clauses (iii) or (iv) above as having arisen within or on account of either the Phosphates-Debtor or the Potash-Debtors shall only be used for payment of Committee expenses relating to the Phosphates-Debtor or the Potash-Debtors, respectively.  Any amounts in (i) through (iv) above remaining after the Committee has completed all of its obligations pursuant to the Plan and all related Committee fees and expenses have been paid shall then be distributed by the Distribution Agent to holders of Allowed Class 6A and 7A Claims who become entitled to the equity distribution contemplated by clause (ii) of Section 5.7 of the Plan, to the extent any such remaining amounts arose within or on account of the MCC-Debtors; and any such amounts so remaining shall be distributed by the Disbursing Agent to the holders of Allowed Class 5B Claims to the extent any such remaining amounts arose within or on account of the Phosphates-Debtor and to the holders of Allowed Class 2C Claims to the extent any such remaining amounts arose within or on account of the Potash-Debtors.

     13.17.    Inconsistencies.  Except as otherwise expressly provided herein, to the extent the Plan is inconsistent with any other documents, the provisions of the Plan shall be controlling.

     13.18.    Preservation of Insurance.         The discharge and release of the Debtors as provided in the Plan or Confirmation Order shall not diminish or impair the enforceability of any insurance policies that may cover Claims against any Debtor or other Person.

     13.19.    Post-Effective Date Reporting.  In the case of the Standalone Transaction, at all times during the period commencing with the Effective Date and continuing thereafter for 18 months, New MissChem shall cause the New MissChem Common Stock to be registered under Section 12(g), and will timely file with the SEC all reports required to be filed pursuant to Section 13, of the Securities and Exchange Act of 1934, as amended, and applicable to a U.S. company subject to such sections, within such time limits and periods provided therefor, notwithstanding that New MissChem may not be required to remain subject to the reporting requirements of Section 13 of such Act.

     13.20.    Sections 1145 and 1146 Exemptions.  The exemptions from securities laws provided by § 1145 of the Bankruptcy Code shall apply to all securities transactions pursuant to or contemplated in the Plan or the Confirmation Order, including but not limited to the Terra Parent Common Stock, the Terra Parent Preferred Stock, the Terra Parent Common Stock issuable upon reduction of the Terra Parent Preferred Stock, the New MissChem Common Stock the New MissChem Warrants, the Phosphates New Common Stock and the trust certificates described in Section 6.3(3)C of this Plan, each of which shall be issued under and shall have the benefit of § 1145 of the Bankruptcy Code.  Pursuant to § 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or debt or equity securities or trust certificates under the Plan, the creation of any mortgage, deed of trust or other security interest under the Plan, the making or assignment of any lease or sublease under the Plan, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate, transfer, mortgage recording, use or other similar tax.

     13.21.    Governing Law.  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an exhibit hereto or in the Plan Supplement or a document or instrument executed pursuant to the Plan provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of Mississippi without giving effect to principles of conflicts of laws.

     13.22.    Notices.  All notices, requests and demands to or upon the Debtors or as otherwise provided herein to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered to all of the following or, in the case of notice by facsimile transmission, when received by all of the following and telephonically confirmed, addressed as follows or to such other addresses as filed with the Bankruptcy Court after the date of the Confirmation Order:

Mississippi Chemical Corporation, et al.

ATTN:  Coley L. Bailey, CEO

Post Office Box 388

Yazoo City, MS 39194-0388

Telephone:  (662) 751-2378

Facsimile:   (662) 751-2912

WITH COPIES TO:

Phelps Dunbar LLP and ATTN: James W. O'Mara 111 East Capitol Street, Suite 600 Post Office Box 23066 Jackson, MS 39225-3066 Telephone: (601) 352-2300 Facsimile: (601) 360-9777 Email: omaraj@phelps.com	Mississippi Chemical Corporation ATTN: John M. Flynt, General Counsel Post Office Box 388 Yazoo City, MS 39194-0388 Telephone: (662) 751-2378 Facsimile: (662) 751-2936 Email: jflynt@misschem.com

AND ALSO WITH COPIES TO:

Kirkland & Ellis LLP ATTN: Carter W. Emerson, P.C. James W. Kapp, III 200 East Randolph Chicago, IL 60601 Telephone: 312-861-2000 Facsimile: 312-061-2200 Counsel to Terra and Terra Parent	Orrick, Herrington & Sutcliffe LLP ATTN: Thomas L. Kent 666 Fifth Avenue New York, NY 10103 Telephone: 212-506-5072 Facsimile: 212-506-5151 Counsel to the Committee
Simpson, Thacher & Bartlett LLP ATTN: Mark J. Thompson David J. Mack 425 Lexington Avenue New York, NY 10017 Counsel to Replacement DIP Lenders and Exit Lenders

   13.23.    Section Headings.  The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

ARTICLE 14

MODIFICATIONS

     14.1.        After entry of the Confirmation Order, the Debtors may, with the consent of the Replacement DIP Lenders and the Committee, as well as the Terra Parent to the extent such modification impacts upon the Terra Transaction, and with Court approval, and so long as it does not materially and adversely affect the rights, as set forth in the Plan, of the holders of Claims or Interests and other parties in interest that do not consent, modify the Plan to remedy any defect or omission or reconcile any inconsistency in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan.

ARTICLE 15

DISCHARGE

     15.1.        Except as otherwise provided in the Plan or in the Confirmation Order, confirmation of the Plan shall act as a discharge and dismissal, effective as of the Effective Date, of all Claims against the Debtors that arose at any time before entry of the Confirmation Order.  Pursuant to the Bankruptcy Code, the discharge of the Debtors will be effective as to each Claim, regardless of whether a Proof of Claim therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan.  All property and assets transferred by the Debtors to holders of Allowed Claims and to other parties in interest pursuant to the Plan shall vest in such holders or such parties in interest, as the case may be, free and clear of all Claims, Liens and encumbrances of Creditors and Equity Security Holders, except to the extent contemplated by the Plan.

     15.2.        Except as otherwise provided in the Plan or in the Confirmation Order, confirmation of the Plan shall also constitute an injunction against any action by or on behalf of the holder of any Claim so discharged seeking to collect a Claim in any manner other than as specified in the Plan.  The Confirmation Order will permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims, Interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities which are discharged or released pursuant to the Plan.

ARTICLE 16

CLOSING THE CASE

     16.1.        Upon performance of all actions required by the Plan, the Plan shall be deemed to be fully consummated.

     16.2.        Upon such full consummation of the Plan, the Debtors may move the Bankruptcy Court for a final decree closing the Case and granting such other order as may be just.

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DATED: October 22, 2004.

Respectfully submitted,

MISSISSIPPI CHEMICAL CORPORATION, et al.

By: /s/ John M. Flynt

James W. O'Mara, MS Bar No. 3929

Douglas C. Noble, MS Bar No. 10526

Christopher R. Maddux, MS Bar No. 100501

PHELPS DUNBAR LLP

111 East Capitol, Suite 600

Post Office Box 23066

Jackson, Mississippi 39225-3066

Telephone:  (601) 352-2300

Facsimile:   (601) 360-9777

Attorneys for Debtors and Debtors-in-Possession

MISSISSIPPI CHEMICAL CORPORATION, et al.

SCHEDULE 8.3

Assumed Executory Contracts

(1)        The executory contract with Shaw Constructors, Inc., described in and assumed pursuant to the Order Approving Assumption of Executory Contract with Shaw Constructors, Inc. entered by the Court on May 20, 2003

(2)        The executory contracts with the following parties, described in and assumed pursuant to the Order Granting Amended Motion Pursuant to § 365 for Approval of Assumption of Executory Contracts entered by the Court on July 3, 2003:

MissChem Nitrogen:

Marley Cooling Tower

Knighthawk Engineering (formerly Borsig)

Martin Marietta Basic Product, Magnesia Specialties Division

Premier Services Corporation

Formosa Plastics Corporation

Harcros Chemicals

Corsicana Technologies, Inc.

Bareco Products

Cinergy Marketing & Trading, L.P. (Cinergy)

American Citadel Guard, Inc.

Entergy Mississippi, Inc.

Southern Heat Exchanger Corp.

Mississippi Phosphates:

K.R. Bories Construction Company

ArrMaz Products

V.I.P. International

Chevron U.S.A. Product Company

Cheney Lime and Cement Company

Southern Lime Company

English Boiler and Tube, Inc.

Triad Nitrogen, LLC:

Harcros Chemicals, Inc.

Formosa Plastics Corporation

Lofton Staffing Services

Entergy Louisiana, Inc.

Borden Chemical, Inc.

Mississippi Potash:

Akzo Chemicals, Inc.

DPC Industries, Inc.

Chevron Phillips Chemical Co.

LSI Lubrication Services, LP

Joy Manufacturing Company

DBT Industries, Inc.

Plant Services

Eimco Coal & Machinery

Mississippi Chemical Corporation:

Crescent Technology, Inc.

Peel Consulting, PLLC

Melamine Chemicals, Inc.:

Entergy Louisiana, Inc.

(3)       The executory contract with Blue Cross & Blue Shield of Mississippi, Inc., described in and assumed pursuant to the Agreed Order Approving Assumption of Executory Contract with Blue Cross & Blue Shield of Mississippi, Inc. entered by the Court on August 7, 2003

(4)       The executory contract with Defense Energy Service Center, described in and assumed pursuant to the Order Granting Motion Pursuant to § 365 for Approval of Assumption of Executory Contract with Defense Energy Service Center entered by the Court on August 19, 2003

(5)       The lease agreement with Caterpillar Financial Services Corporation, described in and assumed pursuant to the Final Order on Motion of Caterpillar Financial Services Corporation to Compel Acceptance or Rejection of a Lease Agreement and to Lift the Automatic Stay, and Order on Motion of Debtors to Extend Time for Acceptance or Rejection of a Lease Agreement with Caterpillar Financial Services Corporation entered by the Court on November 7, 2003

(6)        The lease agreement with CitiCapital Vendor Finance, Inc., described in and assumed pursuant to the Agreed Order Accepting Lease Contract entered by the Court on November 7, 2003

(7)        The executory contracts and leases with the following parties, described in and assumed and assigned  pursuant to the Order Authorizing Sale of Transferred Assets Free and Clear of Liens, Claims and Interests and Assumption and Assignment of Executory Contracts in Connection Therewith (Potash) entered by the Court on February 12, 2004 (these executory contracts and leases are attached as Exhibit A thereto):

Leases:

Cantex Management Corporation, as agent for 2261 Brookhollow, L.P.

IMC Potash Carlsbad, Inc. (2 land-use licenses)

Potassium and Mining leases with the U.S. Government

Potassium and Mining leases with the State of New Mexico

Xcel Energy (substation lease agreement)

2261 Brookhollow, L.P.

Utility Engineering Corporation (substation lease agreement)

Contracts:

R.L. Moore (Key Executive Retention and Severance Agreement)

Randy Foote (Key Executive Retention and Severance Agreement)

PCS Sales (USA), Inc. (exclusive sales representative agreement)

Xcel Energy

The Balcony of McComb, Inc.

Duke Energy Field Services, L.P.

Agapito Associates

AgriEmpresa, Inc. (sales)

AgriEmpresa, Inc. (storage-Kansas City)

Agriliance, LLC (storage)

Akzo Chemicals*

American Plant Food

Bakersfield Quality Distribution

Bill Barr & Co., Inc.

BNSF (Burlington Northern Santa Fe Railroad)

Chevron Phillips Chemical Co.*

David L. Menefee

DBT America, Inc.*

DPC Industries, Inc.*

Fenner Nationwide/Scandura

Highland Machinery

Joy Manufacturing Company*

Lafarge

Larry Roberson (safety training)

Lasalle National Leasing

Lavoid Holloway (sales consulting)

Lea County Electric Cooperative

LSI Lubrication Services*

Norris Vibration Consulting

The Scotts Company

Southern Union Gas Company[2]

Stewart & Stevenson Services

Verdegaal Brothers

Valor Telecom

(8)       The executory contract with Centerpoint Energy Gas Services, Inc., described in and assumed pursuant to the Order Approving Assumption of Executory Contract with Centerpoint Energy Gas Services, Inc. entered by the Court on March 29, 2004

________________________

             *     Indicates that the executory contract was previously assumed by the Order Granting Amended Motion Pursuant to § 365 for Approval of Assumption of Executory Contracts entered by the Court on July 3, 2003.

SCHEDULE 13.3

Plan Supplement Documents

(1)               New MissChem Warrants

(2)               Offtake Pass-Through Agreement

(3)               Offtake Shipping Pass-Through Agreement

(4)               Replacement DIP Amended Facility agreements

(5)               Terra Parent Preferred Stock certificate or other documents

(6)               Amendments to MCC-Debtors' Articles of Incorporation, Bylaws and other                     governing documents described in Section 6.3(1)B of the Plan

(7)               List of Effective Date initial Boards of Directors of Debtors and New MissChem

(8)               Such other documents respecting the Plan performance as may be deemed                     appropriate by the Debtors

EXHIBIT A

Exit Facility commitment letter, dated June 23, 2004, was filed as Exhibit A to the Company's Current Report on Form 8-K dated September 2, 2004.

EXHIBIT B

Management and Employee Severance and Incentive Program summary, was filed as Exhibit B to the Company's Current Report on Form 8-K dated September 2, 2004.

EXHIBIT C

Replacement DIP Amendment Letter, dated August 6, 2004, was filed as Exhibit C to the Company's Current Report on Form 8-K dated September 2, 2004.

EXHIBIT D

Terra Stock Purchase Agreement, dated August 6, 2004, was filed as Exhibit D to the Company's Current Report on Form 8-K dated September 2, 2004.